                                                                    Exhibit 10.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                LICENSE AGREEMENT

                                 BY AND BETWEEN

                           BOSTON LIFE SCIENCES, INC.

                                       AND

                            BIOAXONE THERAPEUTIC INC.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Article I
Definitions..............................................................     1
   Section 1.1   "AAA"...................................................     1
   Section 1.2   "Affiliate".............................................     1
   Section 1.3   "Agreement".............................................     1
   Section 1.4   "BA"....................................................     1
   Section 1.5   "BA Indemnitee".........................................     1
   Section 1.6   "Bankruptcy Code".......................................     1
   Section 1.7   "BLA"...................................................     2
   Section 1.8   "BLSI"..................................................     2
   Section 1.9   "BLSI Indemnitee".......................................     2
   Section 1.10  "Calendar Year".........................................     2
   Section 1.11  "Claim".................................................     2
   Section 1.12  "Clinical Product"......................................     2
   Section 1.13  "Combination Product"...................................     2
   Section 1.14  "Commercialization" or "Commercialize"..................     2
   Section 1.15  "Commercially Reasonable Efforts".......................     2
   Section 1.16  "Compound"..............................................     2
   Section 1.17  "Confidential Information"..............................     2
   Section 1.18  "Control" or "Controlled" or "Controls".................     3
   Section 1.19  "Cover" or "Covering" or "Covered"......................     3
   Section 1.20  "Develop" or "Development"..............................     3
   Section 1.21  "Development Plan"......................................     3
   Section 1.22  "Diligence Milestones"..................................     3
   Section 1.23  "Effective Date"........................................     3
   Section 1.24  "Field".................................................     3
   Section 1.25  "GAAP"..................................................     3
   Section 1.26  "IND"...................................................     3
   Section 1.27  "Indemnified Party".....................................     3
   Section 1.28  "Indemnifying Party"....................................     3
   Section 1.29  "Key European Countries"................................     3
   Section 1.30  "Know-How"..............................................     3
   Section 1.31  "Launch"................................................     4
   Section 1.32  "Licensed Intellectual Property"........................     4
   Section 1.33  "Licensed Know-How".....................................     4
   Section 1.34  "Licensed Patent Rights"................................     4
   Section 1.35  "Licensed Product"......................................     4
   Section 1.36  "Licensed Trademarks"...................................     4
   Section 1.37  "Marketing Approval"....................................     4
   Section 1.38  "Master Cell Bank"......................................     4
   Section 1.39  "Net Sales".............................................     4
   Section 1.40  "Party".................................................     6
   Section 1.41  "Patent Rights".........................................     6

                                                                            PAGE
                                                                            ----
   Section 1.42  "Person"................................................     6
   Section 1.43  "Phase II Clinical Trial"...............................     6
   Section 1.44  "Phase III Clinical Trial"..............................     6
   Section 1.45  "Phase IV Clinical Trial"...............................     6
   Section 1.46  "Regulatory Approval"...................................     6
   Section 1.47  "Regulatory Authority"..................................     7
   Section 1.48  "Regulatory Materials"..................................     7
   Section 1.49  "Royalty Expiration Date"...............................     7
   Section 1.50  "Severed Clause"........................................     7
   Section 1.51  "Territory".............................................     7
   Section 1.52  "Third Party"...........................................     7
   Section 1.53  "University Restated License Agreement".................     7
   Section 1.54  "Valid Claim"...........................................     7

Article II
Grant of License.........................................................     8
   Section 2.1   License Grants; Sublicensing............................     8
   Section 2.2   Retained Rights.........................................     8
   Section 2.3   Section 365(n) of the Bankruptcy Code...................     8
   Section 2.4   Fully Paid-Up License...................................     8
   Section 2.5   Trademark...............................................     9
   Section 2.6   Limitation..............................................     9
   Section 2.7   Waiver..................................................     9

Article III
Reports and Diligence....................................................     9
   Section 3.1   Responsibility for Development and Commercialization....     9
   Section 3.2   Diligence...............................................    11
   Section 3.3   Records.................................................    11
   Section 3.4   Development Reports.....................................    11
   Section 3.5   Technology Transfer.....................................    11
   Section 3.6   Transfer of Regulatory Materials........................    12
   Section 3.7   Transfer of Clinical Product............................    12
   Section 3.8   Master Cell Bank........................................    12

Article IV
Financial Provisions.....................................................    12
   Section 4.1   License Payment.........................................    12
   Section 4.2   Milestone Payments......................................    13
   Section 4.3   Royalties...............................................    13
   Section 4.4   Duration of Payments....................................    13
   Section 4.5   Minimum Royalties.......................................    13
   Section 4.6   Reports and Accounting..................................    14
   Section 4.7   Currency and Method of Payments.........................    14
   Section 4.8   Late Payments...........................................    15

                                                                            PAGE
                                                                            ----
   Section 4.9   Payments to BA Licensors................................    15

Article V
Intellectual Property Protection and Related Matters.....................    15
   Section 5.1   Prosecution and Maintenance of Licensed Patent Rights...    15
   Section 5.2   Infringement by a Third Party...........................    16
   Section 5.3   Infringement of Third Party's Rights....................    17
   Section 5.4   Maintenance of Trademarks...............................    17

Article VI
Confidentiality..........................................................    17
   Section 6.1   Confidential Information................................    17
   Section 6.2   Employee, Consultant and Advisor Obligations............    18
   Section 6.3   Term....................................................    18

Article VII
Representations and Warranties...........................................    19
   Section 7.1   Representations of Authority............................    19
   Section 7.2   Consents................................................    19
   Section 7.3   No Conflict.............................................    19
   Section 7.4   Employee, Consultant and Advisor Obligations............    19
   Section 7.5   Intellectual Property...................................    19
   Section 7.6   No Warranties...........................................    19

Article VIII
Term and Termination.....................................................    19
   Section 8.1   Term....................................................    19
   Section 8.2   Breach of Material Obligation by BLSI...................    20
   Section 8.3   Default by BA...........................................    20
   Section 8.4   Insolvency..............................................    21
   Section 8.5   Termination for Failure to Launch.......................    21
   Section 8.6   Post Termination........................................    22
   Section 8.7   Survival................................................    23

Article IX
Dispute Resolution.......................................................    23
   Section 9.1   Alternative Dispute Resolution..........................    23
   Section 9.2   No Limitation...........................................    24

Article X
Miscellaneous Provisions.................................................    24
   Section 10.1  Indemnification and Insurance...........................    24
   Section 10.2  Governing Law...........................................    25
   Section 10.3  Assignment..............................................    26
   Section 10.4  Entire Agreement; Amendments............................    26
   Section 10.5  Notices.................................................    26

                                                                            PAGE
                                                                            ----
   Section 10.6  Force Majeure...........................................    27
   Section 10.7  Public Announcements....................................    27
   Section 10.8  Independent Contractors.................................    27
   Section 10.9  Headings................................................    27
   Section 10.10 No Implied Waivers; Rights Cumulative...................    27
   Section 10.11 Severability............................................    27
   Section 10.12 Execution in Counterparts...............................    27
   Section 10.13 No Third Party Beneficiaries............................    28
   Section 10.14 No Consequential Damages................................    28

Schedule 3.7     Clinical Product

Exhibit A        Compounds
Exhibit B        Licensed Patent Rights
Exhibit C        Trademarks
Exhibit D        University Restated License Agreement
Exhibit E        Development Plan
Exhibit F        Annual Sales Forecast and Minimum Royalties

                               LICENSE AGREEMENT

     This license agreement (the "AGREEMENT"), dated as of this 28th day of December, 2006 (the "EFFECTIVE DATE"), is by and between Boston Life Sciences, Inc., a Delaware corporation ("BLSI"), and BioAxone Therapeutic Inc., a Canadian corporation ("BA").

                                  INTRODUCTION

     1. BLSI is in the business of developing and marketing pharmaceutical products.

     2. BA owns or controls patents and know-how relating to the fusion proteins, including without limitation the protein referred to as BA-210 or Cethrin(R).

     3. BLSI desires to obtain, and BA desires to grant to BLSI, an exclusive license to use such patents and know-how to Develop (as defined below) the Compounds (as defined below) and the Licensed Products (as defined below) and an exclusive license to Commercialize (as defined below) such Licensed Products under the Licensed Trademarks (as defined below) in the Territory (as defined below).

     NOW, THEREFORE, BLSI and BA agree as follows:

                                    Article I
                                   Definitions

     When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

     Section 1.1 "AAA" has the meaning set forth in Section 9.1.

     Section 1.2 "Affiliate" means, with respect to a Party, any Person that controls, is controlled by, or is under common control with such Party. For purposes of this Section 1.2, "control" shall refer to (a) in the case of a Person that is a corporate entity, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors of such Person; and (b) in the case of a Person that is not a corporate entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     Section 1.3 "Agreement" has the meaning set forth in the preamble.

     Section 1.4 "BA" has the meaning set forth in the preamble.

     Section 1.5 "BA Indemnitee" has the meaning set forth in Section 10.1(a).

     Section 1.6 "Bankruptcy Code" means 11 U.S.C. Sections 101-1330, as amended.

     Section 1.7 "BLA" means a biologics license application filed with the FDA and/or any other application required for the purpose of marketing or selling or using a therapeutic or prophylactic product to be filed with a governmental agency in a non-U.S. country or group of countries, including, without limitation, a product license application or marketing authorization application in the European Union.

     Section 1.8 "BLSI" has the meaning set forth in the preamble.

     Section 1.9 "BLSI Indemnitee" has the meaning set forth in Section 10.1(b).

     Section 1.10."Calendar Year" means a period of twelve (12) months in the Gregorian calendar beginning on January 1 and ending on December 31.

     Section 1.11. "Claim" has the meaning set forth in Section 10.1(a).

     Section 1.12. "Clinical Product" means BA-210 formulated in a buffer solution and combined with an active or inactive ingredient or excepient, resulting in a dosage form that can be applied onto the dura mater of the spinal cord using a suitable device.

     Section 1.13. "Combination Product" has the meaning set forth in Section 1.39.

     Section 1.14. "Commercialization" or "Commercialize" means any activities directed to producing, manufacturing, marketing, promoting, pricing/reimbursement, distributing, importing or selling a product.

     Section 1.15. "Commercially Reasonable Efforts" means the commitment of resources and efforts in accordance with reasonable business, legal, medical, and scientific judgment that are consistent with the efforts, resources and judgment that a development stage biotechnology company of similar size and position of BLSI in the marketplace would use in Developing and Commercializing its other pharmaceutical products and compounds which are of similar market potential and at a similar stage in their life cycle, taking into account product labeling or anticipated labeling, market potential, past performance (if any), economic return potential, medical and clinical considerations, the regulatory environment, and competitive market conditions in the therapeutic area, including the global impact of regional marketing, launch and pricing decisions, all as measured by the facts and circumstances at the time such efforts are due; provided, however, that BLSI shall not be entitled pursuant to the foregoing to take into account the fact that it is or may be in the future Developing or Commercializing a product that competes with the Licensed Products.

     Section 1.16. "Compound" means any fusion protein the composition of matter for which is owned or Controlled by BA or its Affiliates as of the Effective Date, including without limitation those proteins listed on Exhibit A, and any derivatives, metabolites, prodrugs, isomers or polymorphs thereof.

     Section 1.17. "Confidential Information" means any and all verbal, written, pictorially or electronically transmitted and/or machine reproduced confidential or proprietary information, including the Master Cell Bank, supplied, provided or disclosed or which will be supplied, provided or disclosed by one Party to the other prior to the Effective Date or under this

Agreement and such Confidential Information that may be generated by BLSI during the Development and the Commercialization.

     Section 1.18. "Control" or "Controlled" or "Controls" means the possession by the applicable Party of the ability to grant a license or sublicense, in each case as provided for in this Agreement, without violating the terms of any agreement or other arrangement with any Third Party.

     Section 1.19. "Cover" or "Covering" or "Covered" means, with respect to a product, that, but for a license granted to a Party under a Valid Claim, the Development or Commercialization of such product would infringe such Valid Claim.

     Section 1.20. "Develop" or "Development" means research, discovery and preclinical and clinical drug development activities, including without limitation test method development and stability testing, toxicology, formulation, manufacturing process or method, quality assurance/quality control development, statistical analysis, clinical studies, regulatory affairs, product approval and registration or any other activity that may be required by a Regulatory Authority for the obtaining of the Regulatory Approval of a Licensed Product.

     Section 1.21. "Development Plan" has the meaning set forth in Section
3.1(b).

     Section 1.22. "Diligence Milestones" has the meaning set forth in Section 3.2.

     Section 1.23. "Effective Date" has the meaning set forth in the preamble.

     Section 1.24. "Field" means the treatment of disease in humans.

     Section 1.25. "GAAP" means United States generally accepted accounting principles.

     Section 1.26. "IND" means an investigational new drug application and/or any other similar application to be filed with the US FDA a or foreign Regulatory Authority in a country or group of countries of the Territory.

     Section 1.27. "Indemnified Party" has the meaning set forth in Section 10.1(c).

     Section 1.28. "Indemnifying Party" has the meaning set forth in Section 10.1(c).

     Section 1.29. "Key European Countries" means German, France, Italy, Spain and the United Kingdom.

     Section 1.30. "Know-How" means any technical, scientific and business information, including all biological, chemical, pharmacological, toxicological, clinical, and assay information, data, analyses, discoveries, inventions, methods, techniques, improvements, concepts, designs, processes, formulae, specifications and trade secrets, data, whether or not patentable, including documents (which shall include paper, notebooks, books, files, ledgers, records, tapes, discs, diskettes, CD-ROM and any other media on which the foregoing information can be stored) containing any of the foregoing information.

     Section 1.31. "Launch" means, for each Licensed Product in each country, the first arm's-length sale to a Third Party for use or consumption by the public of such Licensed Product in such country after Regulatory Approval of such Licensed Product in such country. A Launch shall not include any Licensed Product sold for use in clinical trials (including Phase IV Clinical Trials), for research or for other non-commercial uses, or that is supplied as part of a compassionate use or similar program.

     Section 1.32. "Licensed Intellectual Property" means the Licensed Know-How, the Master Cell Bank, the Licensed Trademarks and the Licensed Patent Rights.

     Section 1.33. "Licensed Know-How" means any Know-How that is owned or Controlled by BA or any Affiliate of BA and disclosed or required to be disclosed by BA or any Affiliate of BA to BLSI that is necessary, used or useful for the Development or Commercialization of any Compound or Licensed Product.

     Section 1.34. "Licensed Patent Rights" means all Patent Rights owned or Controlled by BA and its Affiliates as of the Effective Date and during the term of this Agreement that, but for this Agreement, would be infringed by the Development or Commercialization of a Compound or Licensed Product, including without limitation those Patent Rights listed on Exhibit B.

     Section 1.35. "Licensed Product" means a pharmaceutical product (whether prescription or over-the-counter) for use in the Field containing a Compound, including without limitation a Combination Product.

     Section 1.36. "Licensed Trademarks" means the trademarks listed in Exhibit
C.

     Section 1.37. "Marketing Approval" means Regulatory Approval together with any applicable governmental price and reimbursement approvals of Regulatory Authorities necessary for the Commercialization of a product in a country or territory.

     Section 1.38. "Master Cell Bank" means the master cell bank provided by BA to BLSI that expresses the Compound.

     Section 1.39. "Net Sales" means, with respect to a Licensed Product, the gross amounts billed by BLSI, its Affiliates and sublicensees in respect of sales of such Licensed Product by BLSI, its Affiliates and sublicensees to Third Parties, in each case less the following deductions:

          (a) the total of ordinary and customary trade discounts earned and actually taken or granted;

          (b) any statutory or contractual rebates paid to any governmental or any other public authority, agency or entity or to other health maintenance organizations;

          (c) cash and quantity discounts actually allowed;

          (d) allowances and adjustments actually credited or paid to customers for recalled, rejected, spoiled, damaged, outdated and/or returned Licensed Products;

          (e) chargebacks and other amounts due from BLSI, its Affiliate or its sublicensee, as applicable, on sale to customers, or on sale by customers to Third Parties (including without limitation end users), or on dispensing of the Licensed Product;

          (f) freight, insurance, transportation costs and handling charges identified by BLSI, its Affiliate or its sublicensee, as applicable, in its invoices to independent Third Parties;

          (g) excise, sales and value added taxes included by BLSI, its Affiliate or its sublicensee, as applicable, in its invoices to independent Third Parties;

          (h) customs duties, tariffs, and other compulsory payments made by BLSI, its Affiliate or its sublicensee, as applicable, to national provincial and local government authorities; and

          (i) amounts written off as uncollectible in accordance with the accounting policies of BLSI, its Affiliate or its sublicensee, as applicable.

Such amounts shall be determined from the books and records of BLSI and its Affiliates, maintained in accordance with generally accepted accounting principles, consistently applied.

In the event the Licensed Product is sold as part of a Combination Product (as defined below), the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales (as determined above) of the Combination Product, during the applicable royalty reporting period, by the fraction, A/A+B, where A is the average sale price of the Licensed Product when sold separately in finished form and B is the average sale price of the other active ingredient(s) included in the Combination Product when sold separately in finished form, in each case during the applicable royalty reporting period or, if sales of both the Licensed Product and the other active ingredient(s) did not occur in such period, then in the most recent royalty reporting period in which sales of both occurred. In the event that such average sale price cannot be determined for both the Licensed Product and all other active ingredient(s) included in such Combination Product, Net Sales for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction of C/C+D where C is the fair market value of the Licensed Product and D is the fair market value of all other active ingredient(s) included in the Combination Product. In such event, BLSI shall in good faith make a determination of the respective fair market values of the Licensed Product and all other active ingredient(s) included in the Combination Product, and shall notify BA of such determination and provide BA with data to support such determination. BA shall have the right to review such determination of fair market values and, if BA disagrees with such determination, to notify BLSI of such disagreement within sixty (60) days after BLSI notifies BA of such determination. If BA notifies BLSI that BA disagrees with such determination within such sixty (60) day period and if thereafter the Parties are unable to agree in good faith as to such respective fair market values, then such matter shall be resolved as provided in Article IX. If BA does not notify BLSI that BA disagrees with such determination within such sixty (60) day period, such determination shall be conclusive and binding on the Parties.

As used above, the term "Combination Product" means any pharmaceutical product that includes both (x) a Licensed Product and (y) other active ingredient(s).

     Section 1.40. "Party" means BLSI or BA; "Parties" means BLSI and BA.

     Section 1.41. "Patent Rights" means all patents and patent applications (including provisional patent applications and any continuations of any such patent applications, claims in continuations-in-part to the extent such claims are entirely supported by the specifications of any such patent applications, and any divisionals, provisionals or substitute applications with respect to any such patent applications), any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent, registration patent, patent of addition, or inventor's certificate based on or directed to the same invention as any such patent, and all patents and patent applications anywhere in the world that at any time, directly or indirectly, claim priority from, support a claim of priority of or contain substantially identical disclosure as any of the foregoing.

     Section 1.42. "Person" means any natural person or any corporation, company, partnership, joint venture, pool, syndicate, governmental authority, firm or other entity not listed herein.

     Section 1.43. "Phase II Clinical Trial" means a controlled human clinical trial conducted in accordance with GCP, anywhere in the world, of a product that utilizes the pharmacokinetic and pharmacodynamic information obtained from one or more previous Phase I Clinical Trial(s) to assess clinical efficacy of the therapy; as well as to continue Phase I assessments in a larger group of volunteers and subjects to establish the optimal manner of use of the product (dose and dose regimen) prior to initiation of a Phase III Clinical Trial.

     Section 1.44. "Phase III Clinical Trial" means a controlled human clinical trial conducted in accordance with GCP, anywhere in the world, on large subjects group that is designed to establish that the product is safe and efficacious in a statistically significant form and optimum dosage, for its intended use, and to define warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, and to support Regulatory Approval of such product or label expansion of such product.

     Section 1.45. "Phase IV Clinical Trial" means a controlled human clinical trial of a product conducted in accordance with GCP, or other test or study of the product, commenced after receipt of initial Regulatory Approval for an indication in a country that is conducted within the parameters of the labeling approved for the product. Phase IV Clinical Trials may include clinical trials, or other tests and studies, conducted in support of pricing/reimbursement for an initial Regulatory Approval, epidemiological studies, modeling and pharmacoeconomic studies, post-marketing surveillance studies, health economics studies, and investigator-sponsored clinical trials.

     Section 1.46. "Regulatory Approval" means the approvals (excluding any applicable governmental price and reimbursement approvals), licenses, registrations or authorizations of

Regulatory Authorities necessary for the Commercialization of a product in a country or territory.

     Section 1.47. "Regulatory Authority" means a federal, national, multinational, state, provincial or local regulatory authority, court, commission, administrative or other agency, department, bureau or governmental entity which regulates the Development or Commercialization of a product in a country.

     Section 1.48. "Regulatory Materials" means the technical, medical and scientific registrations, authorizations and approvals (including, without limitation, approvals of BLAs or foreign equivalents, supplements and amendments, pre- and post- approvals, pricing and Third Party reimbursement approvals, and labeling approvals) of any Regulatory Authority necessary for the Development or Commercialization of a Licensed Product in a regulatory jurisdiction, together with all related correspondence to or from any Regulatory Authority and all documents referenced in the complete regulatory chronology for each BLA or foreign equivalent, including the Drug Master File (if any), IND and BLA, or foreign equivalents.

     Section 1.49. "Royalty Expiration Date" has the meaning set forth in
Section 2.4.

     Section 1.50. "Severed Clause" has the meaning set forth in Section 10.11.

     Section 1.51. "Territory" means all countries of the world.

     Section 1.52. "Third Party" means any Person or entity other than a Party or any of its Affiliates.

     Section 1.53. "University Restated License Agreement" means the Restated Patent License Agreement and I.P Agreement agreed upon between Universite de Montreal ("UNIVERSITY") and BA on August 2nd, 2006 which agreement is attached hereto as Exhibit D.

     Section 1.54. "Valid Claim" means any claim of (i) an issued and non-expired Patent Right within the Licensed Patent Rights or (ii) an issued and non-expired Patent Right of BLSI or any of its Affiliates that Covers in whole or in part a Licensed Product and is based on or arising from exposure to the Licensed Intellectual Property ("BLSI Improvement Patent"), in each case which has not been revoked, held unenforceable, non-patentable, or invalid by a court or governmental agency of competent jurisdiction, unappealed or unappealable within the time allowed for appeal, or has not been specifically admitted by the holder of the patent to be unenforceable, non-patentable, or invalid through reissue, disclaimer, or otherwise in writing. Notwithstanding the foregoing, in the event that payment by BLSI of a royalty on the Net Sales of Licensed Products Covered by a BLSI Improvement Patent and not also Covered by a Licensed Patent Right is held by a court or governmental agency of competent jurisdiction to be patent misuse or otherwise a violation of applicable law in a proceeding initiated by a Third Party, unappealed or unappealable within the time allowed for appeal, the claims of such BLSI Improvement Patents shall not constitute Valid Claims.

                                   Article II
                                Grant of License

     Section 2.1 License Grants; Sublicensing.

          (a) Licenses Granted to BLSI.

               (i) Research and Development. Subject to the terms of this Agreement, BA hereby grants BLSI an exclusive, royalty-free license (with the right to grant sublicenses in accordance with Section 2.1(b), under Licensed Intellectual Property to Develop the Compounds and Licensed Products in the Field in the Territory.

               (ii) Commercialization. Subject to the terms of this Agreement, BA hereby grants BLSI an exclusive, royalty-bearing license (with the right to grant sublicenses in accordance with Section 2.1(b)) under Licensed Intellectual Property to Commercialize Licensed Products in the Field in the Territory.

          (b) Sublicenses. BLSI may grant and authorize sublicenses under the license granted pursuant to Section 2.1(a) of this Agreement under terms and conditions that are not less stringent than those set forth herein. Within thirty (30) days of entering into any such sublicense, BLSI shall provide BA with a copy of the sublicense agreement, which copy may be redacted to exclude confidential financial information (except to the extent such information relates to the calculation of Net Sales, in which case such information shall be made available to BA). BLSI shall require BLSI's sublicensees to comply with the provisions of this Agreement as such provisions are applicable to the exercise by sublicensees of rights licensed to BLSI hereunder. BLSI hereby guarantees, and shall remain primarily liable for, the performance of its permitted sublicensees under this Agreement. Any such sublicenses by BLSI shall include an obligation for the sublicensee to account for and report its Net Sales, and BLSI shall pay to BA (or arrange for the sublicensee to pay to BA, with BLSI remaining responsible for any failure of the sublicensee to pay amounts when due under this Agreement) royalties on such Net Sales as if such Net Sales of the sublicensee were Net Sales of BLSI.

     Section 2.2 Retained Rights. BA hereby reserves the right to Develop the Compounds and Licensed Products for the sole purpose of conducting Development activities in accordance with Section 3.1(d).

     Section 2.3 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be, deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.

     Section 2.4 Fully Paid-Up License. On a country-by-country and Licensed Product-by-Licensed Product basis, from and after the date of (1) with respect to those countries where there is a Valid Claim Covering a Licensed Product, the later of the expiration of the last-to-expire Valid Claim Covering such Licensed Product in such country or the date that is ten (10) years after the Launch of such Licensed Product in such country; or (2) with respect to those countries where there is no Valid Claim Covering a Licensed Product, the date that is ten
(10)
years after the Launch of such Licensed Product in such country (in each case such date referred to as the "ROYALTY EXPIRATION DATE" for such Licensed Product in such country), BLSI shall have a nonexclusive, fully paid, irrevocable, perpetual license in such country, with the right to grant sublicenses, under the Licensed Intellectual Property.

     Section 2.5 Trademark. BLSI agrees to Commercialize any Licensed Products related to the BA-210 protein for the treatment of acute spinal cord injury solely under the trademark Cethrin(R). BLSI shall ensure that each reference to and use of the Cethrin(R) trademark by BLSI in any marketing material related to the BA-210 related Licensed Products is made in accordance with applicable law and is accompanied by an acknowledgement that the Cethrin(R) trademark is a trademark or registered trademark owned by BA and used by BLSI under license.

     Section 2.6 Limitation. BLSI hereby acknowledges and agrees that all rights granted to BLSI under this Agreement are subject to the terms, conditions, limitations and obligations of BA set forth in the University Restated License Agreement. Furthermore, the Parties agree that should there be any inconsistency between this Agreement and the University Restated License Agreement, the terms and conditions of the University Restated License Agreement shall prevail.

     Section 2.7 Waiver. BLSI hereby acknowledges and agrees that shortly after the Effective Date, BA will terminate all of its employees. Accordingly, BLSI acknowledges that notwithstanding any provisions contained herein, BA shall have no obligation to support or provide assistance to BLSI in the Development or Commercialization of a Compound or Licensed Product, provided that BA or its designee or successor shall fulfill its obligations under Section 3.1(d),
Section 3.1(f), Section 3.5, Section 3.6 and Section 3.7 regardless of BA's then-current staffing or operational capacity.

                                   Article III
                              Reports and Diligence

     Section 3.1 Responsibility for Development and Commercialization.

          (a) Generally. During the term of this Agreement, except as provided in Section 3.1(d) below, BLSI (or its Affiliates or sublicensees) shall have sole authority to conduct Development and Commercialization activities, including all regulatory activities, with respect to any Compounds and/or Licensed Products throughout the Territory in accordance with the Development Plan. All regulatory submissions made after the Effective Date with respect to the Licensed Products in the Territory shall be owned by BLSI and/or its Affiliates or sublicensee(s), as applicable. Upon BLSI's reasonable written request and subject to Section 2.7, (i) BA shall use commercially reasonable efforts pursuant to Section 3.5 to provide BLSI with any Licensed Know-How that is reasonably useful for BLSI to conduct the activities set forth in this
Section 3.1(a); and (ii) BA, at BLSI cost and expense, shall make reasonable efforts to cooperate with BLSI in connection with regulatory submissions related to any Licensed Product.

          (b) Development Plan. All Development activities performed under this Agreement shall be in accordance with the Development Plan set forth on Exhibit E (the "DEVELOPMENT PLAN"). Any amendment to the Development Plan shall be by written approval of both Parties.

          (c) Joint Management Committee. Within thirty (30) days of the Effective Date, the Parties shall establish a Joint Management Committee to oversee Development activities hereunder. The Joint Management Committee will be comprised of at least two (2) senior representatives from each of BLSI and BA and shall be chaired by one of the representatives from BLSI. Either Party may substitute in its sole discretion its designated members of the Joint Management Committee from time to time. The Joint Management Committee shall operate by consensus and in accordance with the Development Plan. Meetings of the Joint Management Committee shall be held monthly and shall alternate between the offices of BLSI and BA unless BLSI and BA otherwise agree. Meetings may not necessarily be face-to-face meetings, but upon the agreement of the Parties may be via other methods of communication such as teleconferences and/or videoconferences. Each Party shall bear its own costs associated with its participation on the Joint Management Committee, including all travel and living expenses. Upon BLSI's payment to BA of the license fee set forth in Section 4.1(b), the Joint Management Committee shall dissolve and thereafter BLSI shall be solely responsible for Development activities, subject to the Development Plan.

          (d) BA Transitional Development Activities. During the period from the Effective Date through the date on which BLSI pays to BA the license fee as set forth in Section 4.1(b) (the "TRANSITION PERIOD"), BA shall manage Development of Compounds and/or Licensed Products in accordance with the Development Plan and under the guidance of the Joint Management Committee.

          (e) Development Costs. During the term of this Agreement, including the Transition Period, BLSI shall be responsible for all costs related to the Development of Compounds and/or Licensed Products. Accordingly, BLSI hereby agrees to promptly reimburse BA for all costs and expenses incurred by BA related to the Development of Compounds and/or Licensed Products during the Transition Period.

          (f) Regulatory Matters During Transition Period. During the Transition Period, and subject to the provisions of this Section 3.1(f), BA will be solely responsible for maintaining, at BLSI's cost and expense, the Regulatory Materials for BA-210 or Cethrin(R) and Compounds and Licensed Products containing BA-210 or Cethrin(R), including but not limited to the IND therfor and any foreign equivalents. Upon request by BA, BLSI shall assist BA in maintaining the IND. Prior to the transfer set forth in Section 3.6, BA will be the sole owner of the IND. During the Transition Period, BA shall be responsible for all communications with the FDA and other Regulatory Authorities related to Compounds and/or Licensed Products in the Territory. Notwithstanding the forgoing, BA will not (i) file any document with the FDA or any other Regulatory Authority relating to Compounds or Licensed Products without the prior consent of BLSI or (ii) attend any meetings with a Regulatory Authority related to Compounds or Licensed Products at which a representative of BLSI will not be present, unless otherwise agreed by BLSI. If contacted by the FDA or any other Regulatory Authority regarding any matter related to a Compound or Licensed Product, BA shall inform BLSI of such contact as soon as practicable, and shall use commercially reasonable efforts to postpone any discussions with such Regulatory Authority regarding such matters until such time as BLSI is available to participate.

     Section 3.2 Diligence. BLSI shall use Commercially Reasonable Efforts to Develop and Commercialize at least one Licensed Product in the Territory during the term of this Agreement in accordance with the Development Plan; provided that BLSI may satisfy such obligation, subject to the terms of this Agreement, by sublicensing the Development and Commercialization of a Compound or Licensed Product to a sublicensee that shall be obligated to adhere to the Commercially Reasonable Efforts obligations in this Agreement. BLSI shall be deemed to have satisfied its diligence obligations under this Section 3.2 with respect to a Compound or Licensed Product so long as BLSI has met the milestones for Development and Commercialization set forth in Section II of the Development Plan ("DILIGENCE MILESTONES") on or before the Outside Completion Date. BLSI shall be deemed to have failed its diligence obligations under this Section 3.2 should BLSI fail to meet any Diligence Milestone on or before the Outside Completion Date, except to the extent such failure is caused by (i) demonstrated toxicity or drug safety issues with the Compounds and/or Licensed Products determined in accordance with industry standards or (ii) a failure to demonstrate statistically significant efficacy of the Compounds and/or Licensed Products in a well-designed, well-controlled clinical trial as measured by appropriate industry standards.

     Section 3.3 Records. BLSI shall maintain complete and accurate records of all Regulatory Materials and material related to Development and Commercialization conducted by it or on its behalf related to each Compound and Licensed Product, and all material information generated by it or on its behalf in connection with Development and Commercialization under this Agreement with respect to each Compound and Licensed Product. BLSI shall, unless otherwise required by any applicable law or regulation, maintain such records at least until the later of: (a) [**] years after such records are created, or (b) [**] years after either the Launch of the Licensed Product to which such records pertain or the abandonment of Development of the Compound or Licensed Product to which such records pertain.

     Section 3.4 Development Reports. Within [**] days after June 30 and December 31 of each Calendar Year ending prior to the first Launch of a Licensed Product by BLSI, a BLSI Affiliate or a BLSI sublicensee, BLSI shall provide to BA a written report (a) summarizing the activities undertaken by BLSI, its Affiliates and sublicensees during the immediately preceding Calendar Year in connection with the Development of Compounds and Licensed Products, including progress toward the development activities outlined in Section I of the Development Plan; (b) identifying any Development Plan activities BLSI, its Affiliates and sublicensees anticipate will not be met by within at least [**] months of the Target Completion Date set forth in the Development Plan; (c) identifying the Compounds and Licensed Products being Developed by BLSI, its Affiliates and sublicensees, including Compounds that are being clinically developed or that BLSI, its Affiliates and sublicensees have identified as lead compounds for which future clinical development is reasonably likely; and (d) describing the Development activities planned to be undertaken by BLSI, its Affiliates and sublicensees during the then current Calendar Year. Furthermore, BLSI shall promptly provide written notice of any significant positive or negative event related to the Development of Compounds and Licensed Products.

     Section 3.5 Technology Transfer. During the Transition Period, BA shall provide BLSI with full access to the Licensed Know-How including Regulatory Materials as necessary to carry out Development activities under the Development Plan, including access (by teleconference or in person at BA's facilities or the facilities of any Third Party manufacturer involved in the manufacture of Compounds or Licensed Products) to BA personnel directly involved in the manufacture of Compounds or Licensed Products for reasonable consultation on the Licensed Know-How and the manufacturing processes for any Compounds or Licensed Products. Promptly after the completion of the Transition Period, BA shall use commercially reasonable efforts to transfer to BLSI the Licensed Know-How, including without limitation the Master Cell Bank, which Master Cell Bank BLSI shall maintain during the term of this Agreement in accordance with generally accepted industry standards for the same kind of proprietary material. Thereafter during the term of this Agreement, BA or its designee or successor shall provide BLSI with any additional Licensed Know-How that BA comes to own or Control after the Effective Date upon the request of BLSI.

     Section 3.6 Transfer of Regulatory Materials. Subject to and upon BLSI's payment to BA of the license fee set forth in Section 4.1(b), BA hereby agrees to assign to BLSI BA's rights in any Regulatory Materials for BA-210 or Cethrin(R) and Compounds and Licensed Products containing BA-210 or Cethrin(R), including but not limited to the IND therefore and any foreign equivalents. Thereafter, BLSI or its sublicensees shall hold title to such IND (and foreign equivalents), and shall assume full responsibility for such IND (and foreign equivalents). In addition, BA promptly shall execute any and all other instruments, forms of assignment or other documents and take such further actions as BLSI may reasonably request in order to give effect to or evidence the foregoing assignment.

     Section 3.7 Transfer of Clinical Product. Subject to and upon BLSI's payment to BA of the license fee set forth in Section 4.1(b), BA shall transfer its existing stock of Clinical Product, as more fully described in Schedule 3.7 hereto and including all related assays and cell lines, to BLSI at no cost. BLSI shall be responsible at its costs and expenses to import and receive any such Clinical Product.

     Section 3.8 Master Cell Bank. BLSI hereby acknowledges the proprietary and highly confidential nature of the Master Cell Bank. At all times during the term of this Agreement BLSI shall ensure that the Master Cell Bank (i) is maintained in accordance with applicable laws and generally prevailing industry standards and (ii) is not transferred or provided to any Third Party, provided that BLSI may (x) transfer the Master Cell Bank to a Third Party to store and maintain the Master Cell Bank on BLSI's behalf in accordance with this Section 3.8 and (y) provide access to the Master Cell Bank to a Third Party manufacturer solely for the purpose of manufacturing the Licensed Product, and provided further that each such Third Party be under strict confidentiality obligations.

                                   Article IV
                              Financial Provisions

     Section 4.1 License Payment. BLSI shall make a non-refundable license payment to BA of Ten Million Dollars ($10,000,000), payable as follows:

          (a) Two and a Half Million Dollars ($2,500,000) shall be paid concurrently with the execution of this Agreement; and

          (b) Seven and a Half Million Dollars ($7,500,000) shall be payable on or before March 31, 2007.

     Section 4.2 Milestone Payments. BLSI shall make the following non-refundable milestone payments to BA within [**] days after each of the following events:

MILESTONE EVENTS                                                           PAYMENT
----------------                                                           -------
Completion of the first Phase III Clinical Trial of any Licensed Product    $[**]
First Regulatory Approval of a Licensed Product in the United States        $[**]
First Regulatory Approval of a Licensed Product in the European Union       $[**]
First Regulatory Approval of a Licensed Product in Japan                    $[**]
[**] days after the calendar month during which cumulative Net Sales of
   Licensed Products reach [**]                                             $[**]
[**] days after the calendar month during which cumulative Net Sales of
   Licensed Products reach [**]                                             $[**]

The milestone payments payable pursuant to this Section 4.2 shall each only be payable one time, irrespective of how many Licensed Products BLSI, its Affiliates and sublicensees Develop or Commercialize.

     Section 4.3 Royalties. BLSI shall pay BA royalties on Calendar Year Net Sales in the Territory at the royalty rates stated below.

          (a) [**] percent ([**]%) of such Net Sales in any Calendar Year that are less than or equal to [**] Dollars ($[**]); and

          (b) [**] percent ([**]%) of such Net Sales in any Calendar Year that are greater than [**] Dollars ($[**]).

Notwithstanding the foregoing, with respect to Net Sales in any country where there is no Valid Claim Covering the Licensed Product sold, BLSI shall pay BA royalties of [**] percent ([**]%) of such Net Sales in lieu of the royalty rates set forth above. The obligation to pay royalties is imposed only once with respect to Net Sales of the same unit of a Licensed Product.

     Section 4.4 Duration of Payments. The amounts payable under Section 4.3 shall be paid on a Licensed Product-by-Licensed Product and country-by-country basis until the Royalty Expiration Date applicable to each Licensed Product in each country.

     Section 4.5 Minimum Royalties. Exhibit F attached hereto and incorporated herein by reference sets out, for the first [**] years after Marketing Approval of the Licensed Product in the United States and one of the Key European Countries, the minimum royalties to be paid to BA during such [**] years ("MINIMUM ROYALTIES"). For [**] years thereafter (or until the expiration of the last-to-expire Valid Claim of a Patent Right owned or Controlled by BA Covering the Licensed Product, if earlier, in which case the Minimum Royalty shall be pro rated for the Calendar Year in which such expiration occurs), Minimum Royalties shall be [**] Dollars ($[**]) annually on a world-wide basis. In the event that royalty payments under Section 4.3 for a Calendar Year for which Minimum Royalties are owed fall below the Minimum Royalty amounts for territories in which a Licensed Product has obtained Marketing Approval, BLSI shall remit to BA the amount of the shortfall within [**] days of the end of such Calendar Year. If Marketing Approval of the first Licensed Product in a territory occurs during the first six (6) months of a Calendar Year, then the payable Minimum Royalty for such territory for the first Calendar Year shall be pro-rated in accordance with the number of days remaining in such Calendar Year. If Marketing Approval of the first Licensed Product in a territory occurs during the last six (6) months of a Calendar Year, then the Minimum Royalty for such territory for the first Calendar Year shall be shifted one year forward and no Minimum Royalty shall be due for that first Calendar Year. Minimum Royalties for the United States and the Key European Countries shall be due for only the first ten (10) Calendar Years after the first Marketing Approval of the first Licensed Product in either the United States or one of the Key European Countries (or until the expiration of the last-to-expire Valid Claim of a Patent Right owned or Controlled by BA Covering the Licensed Product, if earlier), but shall be due irrespective of whether or when a Launch of the Licensed Product occurs in the described territories.

     Section 4.6 Reports and Accounting.

          (a) Reports; Payments. BLSI shall deliver to BA, within [**] days after the end of each calendar quarter, reasonably detailed written accountings of Net Sales of the Licensed Product that are subject to payment obligations to BA for such calendar quarter. Such quarterly reports shall indicate (i) gross sales and Net Sales on a Licensed Product-by-Licensed Product and country-by-country basis; (ii) details relating to the calculation of deductions made pursuant to Section 1.39; and (ii) details relating to the calculation of payment amounts owed to BA from such gross sales and Net Sales. When BLSI delivers such accounting to BA, BLSI shall also deliver all amounts due under
Section 4.3 to BA for the calendar quarter.

          (b) Audits by BA. BLSI shall keep, and shall require its Affiliates and sublicensees to keep, in accordance with GAAP consistently applied, records of the latest five (5) years relating to gross sales and Net Sales. For the sole purpose of verifying amounts payable to BA, BA shall have the right no more than once each Calendar Year, at BA's expense, to review, together with BA's accountants, such records in the location(s) where such records are maintained by BLSI and its Affiliates and sublicensees upon reasonable notice and during regular business hours. Results of such review shall be made available to BLSI. If the review reflects an underpayment to BA, such underpayment shall be promptly remitted to BA, together with interest calculated in the manner provided in Section 4.8. If the underpayment is equal to or greater than five percent (5%) of the amount that was otherwise due, BA shall be entitled to have BLSI pay all of the costs of such review.

     Section 4.7 Currency and Method of Payments. All payments under this Agreement shall be made in United States Dollars by wire transfer to such bank account as BA may designate in writing from time to time. Any royalties due hereunder with respect to amounts in currencies other than United States dollars shall be payable in their United States dollar equivalents, calculated using the average applicable interbank transfer rate determined by reference to the currency trading rates published by The Wall Street Journal (Eastern U.S. edition) over all business days of the calendar quarter to which the report under Section 4.6(a) relates.

     Section 4.8 Late Payments. BLSI shall pay interest to BA on the aggregate amount of any payment that is not paid on or before the date such payment is due under this Agreement at a rate per annum equal to the prime rate of interest of Citibank, NA as announced on the date such payment is due plus two percent (2%), or at the maximum rate permitted by applicable law, whichever is lower, for the period during which such payment remains overdue.

     Section 4.9 Payments to BA Licensors. BA shall remain solely responsible and liable for any and all fees and payments owing to any Third Party from whom BA licenses Licensed Intellectual Property, including without limitation the University, arising as a result of this Agreement.

                                    Article V
              Intellectual Property Protection and Related Matters

     Section 5.1 Prosecution and Maintenance of Licensed Patent Rights.

          (a) Right to Prosecute and Maintain. Subject to and upon BLSI's payment to BA of the license fee set forth in Section 4.1(b), and subject to the rights of University under the University Restated License Agreement, BLSI shall have the first right and option to file and prosecute any patent applications and to maintain any patents included in the Licensed Patent Rights. If BLSI declines the option or fails to file and/or prosecute any such patent applications or maintain any such patents it shall give BA and the University reasonable notice to this effect, sufficiently in advance to permit BA or the University to undertake, BA or the University having the right but not the obligation, to pay all reasonable costs in order for such filing, prosecution and/or maintenance in order to maintain the said Licensed Patent Rights. In the event BA, or the University pursuant to the University Restated License Agreement, pays such costs for maintenance of the Licensed Patent Rights, BLSI agrees to reimburse BA, or the University on behalf of BA, as applicable, for same within ninety (90) days of receiving notice from BA or the University stating the maintenance fees related to the Licensed Patents have been paid, such reimbursements to be made in U.S. Dollars.

          (b) Costs and Expenses. Beginning on the Effective Date of this Agreement, BLSI shall (i) be responsible for the payment of all maintenance and other fees relating to the filing, prosecution, and maintenance of the Licensed Patents Rights; and (ii) on behalf of BA, provide the University with copies of correspondences evidencing such payments. BLSI shall be entitled to deduct from its payment obligations under Section 4.2 and Section 4.3 any such costs and expenses incurred by BLSI pursuant to Section 5.1(a) in preparing, filing, prosecuting and maintaining Licensed Patent Rights.

          (c) Cooperation. Each Party agrees to cooperate with the other with respect to the filing, prosecution and maintenance of patents and patent applications pursuant to this Section 5.1. In furtherance of the foregoing, BA shall use commercially reasonable efforts under the circumstances (which efforts may include without limitation the exercise of all contractual rights and remedies available to BA under the University Restated License Agreement) to cause the University (subject to any limitations set forth in the University Restated License Agreement) to cooperate with BLSI as follows:

               (i) the execution of all such documents and instruments and the performance of such acts as may be reasonably necessary in order to permit the other Party to file, prosecute or maintain patents and patent applications as provided for in Section 5.1(a);

               (ii) making its employees, agents and consultants reasonably available to the other Party (or to the other Party's authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the prosecuting Party to file, prosecute or maintain patents and patent applications as provided for in Section 5.1(a); and

               (iii) to provide the other Party with copies of all material correspondence with the United States Patent and Trademark Office or its foreign counterparts pertaining to the filing, prosecution or maintenance of patents and patent applications as provided for in Section 5.1(a).

     Section 5.2 Infringement by a Third Party.

          (a) Should either Party become aware of any infringement or potential infringement of the Licensed Patents Rights, they shall give the other written notice detailing the facts concerning such infringement or potential infringement.

          (b) In the event of infringement or potential infringement of the Licensed Patent Rights, BLSI shall have the first right, within six (6) months of receiving notice, to either: (i) take the appropriate steps to stop the infringement; (ii) file suit against the infringer; or (iii) provide BA (or the University on behalf of BA) with reasonable evidence showing that the infringer intends to enter into a settlement agreement in which future infringement will be halted and any damages, profits or awards which might be obtained shall be recovered by BLSI for its own and sole benefit, subject to Section 5.2(d). Should BLSI decide not to enforce the Licensed Patent Rights against such infringement, it shall so advise BA (or the University on behalf of BA) in writing, the said writing stating why BLSI has made, in its sole discretion, such a decision, and BA (or the University if the University elects to exercise its rights under the University Restricted License Agreement) shall have the right, at its own expense, to bring any action it deems necessary to stop the infringement and recover any damages, profits, and awards which might be obtained, subject to Section 5.2(d).

          (c) During the term of this Agreement, BLSI at its own expense, shall be deemed to have the right, as authorized pursuant to the appropriate statutes:
(i) to bring suit in its own name or, if required by law, BA and/or the University in which case BA grants and shall use commercially reasonable efforts under the circumstances (which efforts may include without limitation the exercise of all contractual rights and remedies available to BA under the University Restated License Agreement) to cause the University to grant, if necessary, a full power of attorney to BLSI, at BLSI's expense and on its own behalf for infringement of the Licensed Patents Rights; (ii) in any such suit, to enjoin infringement, and for infringing the Licensed Patents Rights, to collect damages, profits, and awards of whatever nature recoverable for such infringement for its own and sole benefit; and (iii) to settle any claim or suit for infringement of the Licensed Patents Rights by granting the infringing Party a sub-license as authorized by this Agreement.

          (d) In the event either Party takes action under this Section 5.2, the other Party shall cooperate (and in the case of an action taken by BLSI, BA shall use commercially reasonable efforts under the circumstances (which efforts may include without limitation the exercise of all contractual rights and remedies available to BA under the University Restated License Agreement) to cause the University to cooperate) with the Party so acting to the extent reasonably possible, including joining the suit if necessary or desirable. Any recovery obtained by any Party as a result of any proceeding described in this
Section 5.2, by settlement or otherwise, shall be applied first to reimburse each Party for all litigation costs in connection with such proceeding paid by that Party and not otherwise recovered (on a pro rata basis based on each Party's respective litigation costs, to the extent the recovery was less than all such litigation costs).

     Section 5.3 Infringement of Third Party's Rights. Without prejudice to any other right they may have, should a claim that the Licensed Products (as it relates to the Licensed Patents Rights) or any material part thereof, infringe a Third Party's intellectual property rights be threatened or made against BA, BLSI, or any party receiving rights to the Licensed Patents Rights through BLSI, each of BA and BLSI agree that it shall give the other Party prompt written notice detailing as many facts as possible concerning such claim and shall cooperate fully with the other in the defense of such claim. The reasonable expenses incurred by BLSI, in the defense of such claim, shall be first deducted from any royalty owing and then any balance shall be held in trust by BLSI until such time that the potential infringement case is terminated or settled and BA shall only have a right to such royalties held in trust if the Third Party claiming is unsuccessful in obtaining a judgment against BLSI or any of its sublicensees. If the Third Party claiming the infringement is successful in obtaining a judgment against BLSI or any of its Sublicensees or if the Parties agree (BLSI acting reasonably) to amicably settle the matter, any amount held in trust and any future royalty shall first serve to pay the Third Party 's indemnity or damages awarded pursuant to a judgment of a court of competent jurisdiction or pursuant to any settlement, including any Third Party license fees occurring as a result of a judgment or settlement requiring that BLSI or any of its sublicensees obtain a license from the Third Party, and the balance, if any, shall be payable to BA pursuant to the provisions of Article IV.

     Section 5.4 Maintenance of Trademarks. Subject to and upon BLSI's payment to BA of the license fee set forth in Section 4.1(b), and subject to the provisions of Section 2.5, BLSI shall have the first right and option to file and maintain any trademarks included in the Licensed Trademarks. If BLSI declines the option or fails to file and/or maintain any such trademark it shall give BA reasonable notice to this effect, sufficiently in advance to permit BA to undertake, BA having the right but not the obligation, to pay all reasonable costs in order for such filing and/or maintenance in order to maintain the said Licensed Trademark. Beginning on the Effective Date of this Agreement, BLSI shall reimburse BA for all maintenance and other fees BA incurs with respect to the Licensed Trademarks within ninety (90) days of receiving evidence from BA that such fees have been paid by BA.

                                   Article VI
                                 Confidentiality

     Section 6.1 Confidential Information. Each Party shall keep in confidence Confidential Information of the other Party. The Party receiving such information agrees not to reproduce or disclose same to any Third Party or to use it for any purpose not authorized in writing by the disclosing Party (except to the extent reasonably necessary for Regulatory Approval of Licensed Products, for the filing, prosecution and maintenance of Patent Rights or to Develop and Commercialize Licensed Products in accordance with this Agreement). The receiving Party agrees to hold the disclosing Party's information in confidence and to protect it with the same degree of care used in protecting its own information of same importance and in any case with not less than reasonable care and shall not otherwise be disclosed by the receiving Party to any other Person (except consultants, advisors and Affiliates in accordance with Section 6.2), without the prior written consent of the disclosing Party, except to the extent that the Confidential Information:

          (a) was known or used by the receiving Party prior to its date of disclosure to the receiving Party; or

          (b) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

          (c) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party; or

          (d) as evidenced by written records, is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information.

     Notwithstanding the foregoing, the receiving Party shall be entitled to disclose the Confidential Information that is, in the receiving Party's reasonable judgment after consultation with counsel (which counsel may be in-house counsel), required to be disclosed by the receiving Party to comply with applicable laws or regulations, to defend or prosecute litigation or to comply with legal process, provided that the receiving Party provides prior written notice of such disclosure to the disclosing Party to the extent reasonably practicable under the circumstances and only discloses Confidential Information of the other Party to the extent necessary for such legal compliance or litigation purpose.

     Section 6.2 Employee, Consultant and Advisor Obligations. BLSI and BA each agrees that it and its Affiliates shall provide Confidential Information received from the other Party only to the receiving Party's respective employees, consultants and advisors, and to the employees, consultants and advisors of the receiving Party's Affiliates, who have a need to know such Confidential Information to assist the receiving Party in fulfilling its obligations under this Agreement; provided that in any case, a receiving Party shall be responsible for any violation of the terms hereof by any of its employees, consultants, advisors and Affiliates.

     Section 6.3 Term. All obligations of confidentiality imposed under this
Article VI shall remain until the Confidential Obligation falls under one of the exceptions set forth in paragraphs (a) through (d) of Section 6.1.

                                   Article VII
                         Representations and Warranties

     Section 7.1 Representations of Authority. BLSI and BA each represents and warrants to the other that as of the Effective Date it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement.

     Section 7.2 Consents. BLSI and BA each represents and warrants that as of the Effective Date all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with execution, delivery and performance of this Agreement have been obtained.

     Section 7.3 No Conflict. BLSI and BA each represents and warrants that, as of the Effective Date, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not conflict with, violate or breach or constitute a default of, or require any consent under, any contractual obligations of such Party, except such consents as have been obtained as of the Effective Date.

     Section 7.4 Employee, Consultant and Advisor Obligations. BLSI and BA each represents and warrants that, as of the Effective Date, each of its and its Affiliates' employees, consultants and advisors has executed an agreement or has an existing obligation under law obligating such employee, consultant or advisor to maintain the confidentiality of Confidential Information to the extent required under Article VI.

     Section 7.5 Intellectual Property. BA represents and warrants to BLSI that
(a) BA owns or Controls, subject to the University's rights under the University Restated License Agreement, the entire right, title and interest in and to the Licensed Patent Rights; (b) BA has the right, subject to the University's rights under the University Restated License Agreement, to grant to BLSI the rights and licenses under the Licensed Patent Rights granted in this Agreement; (c) as of the Effective Date, to the knowledge of BA without due enquiry, there is no claim or demand of any Person pertaining to, or any proceeding which is pending or threatened, that asserts the invalidity, misuse or unenforceability of the Licensed Patent Rights or challenges BA's ownership of the Licensed Patent Rights or makes any adverse claim with respect thereto, and, to the knowledge of BA, there is no basis for any such claim, demand or proceeding; and (d) to the knowledge of BA without due enquiry, as of the Effective Date, the Licensed Patent Rights are valid and enforceable and are not being infringed by any Third Party.

     Section 7.6 No Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED.

                                  Article VIII
                              Term and Termination

     Section 8.1 Term. This Agreement shall become effective as of the Effective Date, may be terminated as set forth in this Article VIII, and otherwise remains in effect until the expiration of all of the obligations to pay royalties set forth in Article IV.

     Section 8.2 Breach of Material Obligation by BLSI.

          (a) Diligence Milestones - U.S. In the event that BLSI fails to satisfy the Outside Completion Date for any of the first nine (9) Diligence Milestones described in Section II of Exhibit E (unless such failure is caused by (i) demonstrated toxicity or drug safety issues with the Compounds and/or Licensed Products determined in accordance with industry standards or (ii) a failure to demonstrate statistically significant efficacy of the Compounds and/or Licensed Products in a well-designed, well-controlled clinical trial as measured by appropriate industry standards), then, at its option, BA may terminate BLSI's rights under this Agreement in whole or in part by written notice to BLSI within thirty (30) days of the Outside Completion Date for the failed Diligence Milestone as such date is defined in Exhibit E. BLSI will, within thirty (30) days after such termination by BA, make the appropriate payment to BA as set out in Section II of Exhibit E; provided, however, that in the event of multiple failed Diligence Milestones only the amount allocable to the most recent failed Diligence Milestone shall be payable to BA.

          (b) Diligence Milestones - Key European Countries and Japan. In the event that BLSI fails to satisfy the Outside Completion Date for a Diligence Milestone described in Exhibit E related to Regulatory Approval in the European Union or Japan (unless such failure is caused by (i) demonstrated toxicity or drug safety issues with the Compounds and/or Licensed Products determined in accordance with industry standards or (ii) a failure to demonstrate statistically significant efficacy of the Compounds and/or Licensed Products in a well-designed, well-controlled clinical trial as measured by appropriate industry standards), then, at its option, BA may terminate BLSI's rights under this Agreement with respect to the European Union or Japan, as applicable, by written notice to BLSI within thirty (30) days of the Outside Completion Date for the failed Diligence Milestone as such date is defined in Exhibit E. BLSI will, within thirty (30) days after such termination by BA, make the appropriate payment to BA as set out in Section II of Exhibit E.

          (c) Material Breach other than Diligence Milestones or Failure to Launch. In case BLSI is in material breach of its material obligations or breach or misstatement of its representations and warranties hereunder other than those expressly covered in subsections (a) and (b) of this Section 8.2 or in Section
8.5 below (but including for greater certainty failure to use Commercially Reasonable Efforts), BA shall give BLSI written notice stating the default of BLSI. BLSI shall have sixty (60) days from the date of the notice to remedy the stated default, failing which BA shall have the option, without limiting any recourse it may have, by written notice, to (i) terminate the Agreement and all rights granted to BLSI; or (ii) terminate the exclusivity granted herein to BLSI, provided that in such case, BLSI shall not be entitled to claim damages from BA unless after arbitration pursuant to Article IX, the arbitrator finds that BLSI was not in material breach.

          (d) Failure to Pay License Payment. In the event BLSI fails to make the payment described in Section 4.1(b) on or before March 31, 2007, this Agreement shall terminate automatically.

     Section 8.3 Default by BA. BLSI may terminate this Agreement, if BA is in material breach of its material obligations or breach or misstatement of its representations and warranties hereunder. BLSI shall give BA written notice of termination prior to terminating this Agreement. Such notice shall state the causes for termination. BA shall have sixty (60) days from the date of the notice to remedy the stated cause(s) for termination, failing which BLSI shall have the option to terminate the present Agreement and all rights granted to BLSI hereunder.

     Section 8.4 Insolvency. Either Party may terminate this Agreement, on written notice to the other Party and to the extent permitted by law, if the other Party shall become insolvent, or shall make or seek to make or arrange an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy shall be initiated by, on behalf of or against such Party (and, in the case of any such involuntary proceeding, not dismissed within ninety (90) days), or if a receiver or trustee of such Party's property shall be appointed and not discharged within ninety (90) days.

     Section 8.5 Termination for Failure to Launch.

          (a) United States. Should BLSI, its Affiliates or its sublicensee or partner fail to Launch a Licensed Product within twelve (12) months of obtaining Marketing Approval for such Licensed Product in the U.S., any or all of the following remedies may, at the option of BA, be invoked on thirty (30) days written notice:

               (i) BA may terminate BLSI's rights under this Agreement in whole or in part at the end of the twelve (12) months after receipt of such Marketing Approval by BLSI and all Licensed Intellectual Property, Confidential Information and Regulatory Material shall be returned and assigned to BA or its designee by BLSI at BLSI's cost and expense;

               (ii) All then unpaid milestones described in Section 4.2 will become immediately payable to BA; and

               (iii) An amount equal to two times the Minimum Royalties set forth on Exhibit F for the United States through the third Calendar Year after Marketing Approval shall be payable to BA within thirty (30) days of termination, notwithstanding termination of BLSI's rights under this Agreement.

          (b) Key European Countries. Should BLSI, its Affiliates or its sublicensee or partner fail to launch a Licensed Product in at least two (2) of the Key European Countries within twelve (12) months of obtaining Marketing Approval for such Licensed Product in two (2) of the Key European Countries, any or all of the following remedies may, at the option of BA, be invoked:

               (i) BA may terminate BLSI's rights under this Agreement solely with respect to the European Union at the end of the twelfth (12th) month after receipt of such Marketing Approval by BLSI and all Licensed Intellectual Property, Confidential Information and Regulatory Material related to the European Union shall be returned and assigned to BA or its designee by BLSI at BLSI's cost and expense; and

               (ii) Minimum Royalties set forth on Exhibit F for the Key European Countries through the third Calendar Year after Regulatory Approval shall be payable to BA within thirty (30) days of termination, notwithstanding termination of BLSI's rights under this Agreement.

          (c) Japan. Should BLSI, its Affiliates or its sublicensee or partner fail to launch a Licensed Product in Japan within twelve (12) months of obtaining Marketing Approval for such Licensed Product in Japan, the following remedies may, at the option of BA, be invoked:

               (i) BA may terminate BLSI's rights under this Agreement solely with respect to Japan at the end of the twelfth (12th) month after receipt of such Marketing Approval by BLSI and all Licensed Intellectual Property, Confidential Information and Regulatory Material related to the Japan shall be returned and assigned to BA or its designee by BLSI at BLSI's cost and expense.

     Section 8.6 Post Termination.

          (a) In any case of termination other than a termination pursuant to
Section 8.2(b), Section 8.5(b) or Section 8.5(c), BLSI shall promptly transfer and assign to BA, at BLSI's cost and expense, the Master Cell Bank, all Licensed Intellectual Property and Confidential Information related to the terminated Compounds and/or Licensed Products, and all rights, titles and interests in any Regulatory Materials related to a Licensed Product or a Compound and all non-clinical, clinical and other reports, records, data and other information developed or generated by the Development and Commercialization of a Compound or Licensed Product that are reasonably required for BA or its future licensees to continue Development, Commercialization and to satisfy requirements imposed by applicable Regulatory Authorities, and cooperate with BA and its future licensees, at BLSI's expense, to effect an orderly transfer of Development and regulatory responsibilities, including the transition of existing clinical studies, to BA as promptly as practicable. If BA decides to continue to Develop and/or Commercialize the Compounds and/or the Licensed Products, BA may do so under the same trademark as those used by BLSI and BLSI will assign any and all trademarks associated with any Licensed Product or Compound.

          (b) In the case of a termination pursuant to Section 8.2(b), Section 8.5(b) or Section 8.5(c), BLSI shall promptly transfer and assign to BA, at BLSI's cost and expense, a replica of the Master Cell Bank, all Licensed Intellectual Property and Confidential Information related to the terminated Compounds and/or Licensed Products, and all rights, titles and interests in any Regulatory Materials issuing from a Regulatory Authority in the European Union and/or Japan, as applicable, related to a Licensed Product or a Compound and all non-clinical, clinical and other reports, records, data and other information developed or generated by the Development and Commercialization of a Compound or Licensed Product that are reasonably required for BA or its future licensees to continue Development and Commercialization in the European Union and/or Japan, as applicable, and to satisfy requirements imposed by applicable Regulatory Authorities in the European Union and/or Japan, as applicable, and cooperate with BA and its future licensees, at BLSI's expense, to effect an orderly transfer of Development and regulatory responsibilities in the European Union and/or Japan, as applicable, including the transition of existing clinical studies, to BA as promptly as practicable. If BA decides to continue to Develop and/or Commercialize the Compounds and/or the Licensed Products in the

European Union and/or Japan, as applicable, BA may do so under the same trademark as those used by BLSI and BLSI will provide BA a license to use any and all trademarks associated with any Licensed Product or Compound for Commercialization of Licensed Products in the European Union and/or Japan, as applicable.

     Section 8.7 Survival. Upon expiration or termination of this Agreement for any reason, nothing in this Agreement shall be construed to release either Party from any obligations that matured prior to the effective date of expiration or termination; and the following provisions shall expressly survive any such expiration or termination: Section 3.3, Section 3.4, Section 4.5, Section 4.6,
Section 4.7, Section 4.8, Section 4.9, Section 8.6, this Section 8.7, Article VI, Article IX, and Article X.

                                   Article IX
                               Dispute Resolution

     Section 9.1 Alternative Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be resolved through binding arbitration as follows:

          (a) A Party may submit such dispute to arbitration by notifying the other Party, in writing, of such dispute. Within thirty (30) days after receipt of such notice, the Parties shall designate in writing a single arbitrator to resolve the dispute; provided, however, that if the Parties cannot agree on an arbitrator within such 30-day period, the arbitrator shall be selected by the New York, New York office of the American Arbitration Association (the "AAA"). The arbitrator shall be a lawyer with biotechnology and/or pharmaceutical industry legal experience, and shall not be an Affiliate, employee, consultant, officer, director or stockholder of any Party.

          (b) Within thirty (30) days after the designation of the arbitrator, the arbitrator and the Parties shall meet, at which time the Parties shall be required to set forth in writing all disputed issues and a proposed ruling on the merits of each such issue.

          (c) The arbitrator shall set a date for a hearing, which shall be completed no later than forty-five (45) days after the submission of written proposals pursuant to Section 9.1(b), to discuss each of the issues identified by the Parties. The Parties shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the Commercial Arbitration Rules of the AAA; provided, however, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence and the arbitration shall be conducted by a single arbitrator.

          (d) The arbitrator shall use his or her best efforts to rule on each disputed issue within thirty (30) days after the completion of the hearings described in Section 9.1(c). The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties. All rulings of the arbitrator shall be in writing and shall be delivered to the Parties.

          (e) The (i) attorneys' fees of the Parties in any arbitration, (ii) fees of the arbitrator and (iii) costs and expenses of the arbitration shall be borne by the Parties as determined by the arbitrator.

          (f) Any arbitration pursuant to this Section 9.1 shall be conducted in New York, New York. Any arbitration award may be entered in and enforced by any court of competent jurisdiction.

     Section 9.2 No Limitation. Nothing in Section 9.1 shall be construed as limiting in any way the right of a Party to seek an injunction or other equitable relief with respect to any actual or threatened breach of this Agreement or to bring an action in aid of arbitration. Should any Party seek an injunction or other equitable relief, or bring an action in aid of arbitration, then for purposes of determining whether to grant such injunction or other equitable relief, or whether to issue any order in aid of arbitration, the dispute underlying the request for such injunction or other equitable relief, or action in aid of arbitration, may be heard by the court in which such action or proceeding is brought.

                                    Article X
                            Miscellaneous Provisions

     Section 10.1. Indemnification and Insurance.

          (a) BLSI. BLSI agrees to defend, indemnify and hold harmless BA, its Affiliates, and their respective directors, officers, employees and agents ("BA INDEMNITEE") from and against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses of litigation) incurred by or imposed upon any of the BA Indemnitees in connection with any Third Party claims, suits, actions, demands or judgments ("CLAIM") resulting from or relating to (i) any breach by BLSI of any of its representations or warranties hereunder or breach of its obligations pursuant to this Agreement; or (ii) personal injury, property damage or other damage resulting from the Development or Commercialization of a Compound or Licensed Product by BLSI or its Affiliates or sublicensees; or (ii) the use by BLSI of the Licensed Intellectual Property; provided, however, that such indemnification shall not apply to any liability, damage, loss, or expense to the extent attributable to (a) the act, omission, negligent activities or intentional misconduct of BA Indemnitees; (b) the settlement of a claim, suit, action, or demand by BA Indemnitees without the prior written approval of BLSI; or (c) the breach or misstatement by BA of any of its obligations, representations and warranties hereunder.

          (b) BA. BA agrees to defend, indemnify and hold harmless BLSI, its Affiliates, and their respective directors, officers, employees and agents ("BLSI INDEMNITEE") at BA's cost and expense, from and against any Claim arising out of or relating to any breach by BA of any of its representations, warranties or breach of its obligations pursuant to this Agreement; provided, however, that such indemnification shall not apply to any liability, damage, loss, or expense to the extent attributable to (a) the act, omission, negligent activities or intentional misconduct of the BLSI Indemnitees; (b) the settlement of a Claim by BLSI Indemnitees without the prior written approval of BA; or (c) the breach or misstatement by BLSI of any of its obligations, representations and warranties hereunder.

          (c) Claims for Indemnification. A person entitled to indemnification under this Section 10.1 (an "INDEMNIFIED PARTY") shall give prompt written notification to the person from whom indemnification is sought (the "INDEMNIFYING PARTY") of the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a third-party claim as provided in this Section 10.1(c) shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice). Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense; provided that, if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

          (d) All Risk Insurance. BLSI agrees to maintain all risk and general liability and Products Liability insurance covering the transportation, Development and Commercialization of the Compound and Licensed Products as is normal and customary in the pharmaceutical industry generally for Persons similarly situated and in such form, amount and effect so as to fulfill its obligations hereunder. If such insurance is written on a claim made basis, policy will provide an extended discovery period of three (3) years from the termination date of this Agreement. Under any such insurance policy, BA shall be mentioned as an additional insured and the certificate evidencing the insurance shall mention that BA will be provided with a thirty (30) day prior written notice wherever there be any termination, cancellation or material change in coverage. Upon BA's request, a copy of the certificate will be provided to BA. BLSI shall, once a year, provide BA with certificates of insurance attesting the existence of such insurance.

     Section 10.2. Governing Law. This Agreement shall be construed and the respective rights of the Parties determined (including the validity and applicability of the arbitration provision set forth in Section 9.1, and the conduct of any arbitration, enforcement of any arbitral award and any other questions of arbitration law or procedure arising thereunder) according to the substantive laws of New York, notwithstanding the provisions governing conflict of laws under such New York law to the contrary.

     Section 10.3. Assignment. Neither BA nor BLSI may assign this Agreement in whole or in part without the consent of the other, except if such assignment occurs in connection with the sale or transfer of all or substantially all of the business and assets of BA, on the one hand, or BLSI, on the other, to which the subject matter of this Agreement pertains. Notwithstanding the foregoing, any Party may assign its rights (but not its obligations) pursuant to this Agreement in whole or in part to an Affiliate of such Party. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

     Section 10.4. Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral, including the Heads of Agreement dated December 1st, 2006. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

     Section 10.5. Notices.

Notices to BA shall be addressed to:

     BioAxone Therapeutic Inc.
     7150, rue Frederick-Banting, Suite 200
     St. Laurent (Quebec) Canada
     H4S 2A1
     Attention: President
     Facsimile No.: +1 (514) 282-9990

Notices to BLSI shall be addressed to:

     Boston Life Sciences, Inc.
     85 Main Street
     Hopkinton, MA 01748
     Attention: Chief Financial Officer
     Facsimile No.: +1 (508) 497-9964

with a copy to:

     Wilmer Cutler Pickering Hale and Dorr LLP
     60 State Street
     Boston, MA 02109
     Attention: Steven D. Singer, Esq.
     Facsimile No.: +1 (617) 526-5000

Any Party may change its address by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight or international express courier service, (c) sent by facsimile transmission, or (d) personally delivered, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

     Section 10.6. Force Majeure. No failure or omission by the Parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; war; rebellion; insurrection; riot; and invasion. The Party claiming force majeure shall notify the other Party with notice of the force majeure event as soon as practicable, but in no event longer than ten (10) business days after its occurrence, which notice shall reasonably identify such obligations under this Agreement and the extent to which performance thereof will be affected.

     Section 10.7. Public Announcements. Any public announcements or publicity with respect to the execution of this Agreement shall be agreed upon in writing by the Parties in advance of such announcement.

     Section 10.8. Independent Contractors. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either BA or BLSI to act as agent for the other.

     Section 10.9. Headings. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

     Section 10.10. No Implied Waivers; Rights Cumulative. No failure on the part of BA or BLSI to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

     Section 10.11. Severability. If, under applicable law or regulation, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a "SEVERED CLAUSE"), this Agreement shall endure except for the Severed Clause. The Parties shall consult one another and use reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.

     Section 10.12. Execution in Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     Section 10.13. No Third Party Beneficiaries. No person or entity other than BA, BLSI and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

     Section 10.14. No Consequential Damages. NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 10.14 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                                        BOSTON LIFE SCIENCES, INC.


                                        By: /s/ Peter G. Savas
                                            ------------------------------------
                                        Title: Chairman and CEO


                                        BIOAXONE THERAPEUTIC INC.


                                        By: /s/ Frank Bobe
                                            ------------------------------------
                                        Title: President and CEO

                                  SCHEDULE 3.7

                                CLINICAL PRODUCT

[**]

                                    EXHIBIT A

                                    COMPOUNDS

BA DESIGNATION      DESCRIPTION
--------------      -----------
BA-205                  [**]
BA-207                  [**]
BA-209                  [**]
BA-210                  [**]
BA-301                  [**]
BA-302                  [**]
BA-303                  [**]
BA-304                  [**]
BA-250-285 SERIES       [**]
BA-290-320 SERIES       [**]

                                    EXHIBIT B

                             LICENSED PATENT RIGHTS

TABLE 1. FUSION PROTEINS (B300)

COUNTRY   APPLICATION NUMBER   FILING DATE   PATENT/PUBLICATION NUMBER   STATUS   TITLE
-------   ------------------   -----------   -------------------------   ------   -----
  [**]           [**]              [**]                 [**]              [**]     [**]
  [**]           [**]              [**]                 [**]              [**]     [**]
  [**]           [**]              [**]                 [**]              [**]     [**]
  [**]           [**]              [**]                 [**]              [**]     [**]
  [**]           [**]              [**]                 [**]              [**]     [**]
  [**]           [**]              [**]                 [**]              [**]     [**]
  [**]           [**]              [**]                 [**]              [**]     [**]
  [**]           [**]              [**]                 [**]              [**]     [**]
  [**]           [**]              [**]                 [**]              [**]     [**]
  [**]           [**]              [**]                 [**]              [**]     [**]

TABLE 2. COMPOSITIONS AND METHODS FOR TREATING TUMOR SPREADING (B300/B500)

COUNTRY   APPLICATION NUMBER   FILING DATE   PATENT/PUBLICATION NUMBER   STATUS   TITLE
-------   ------------------   -----------   -------------------------   ------   -----
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]

TABLE 3. TREATMENT OF MACULAR DEGENERATION (B300)

COUNTRY   APPLICATION NUMBER   FILING DATE   PATENT/PUBLICATION NUMBER   STATUS   TITLE
-------   ------------------   -----------   -------------------------   ------   -----
[**]             [**]              [**]                 [**]              [**]     [**]

TABLE 4. RHO ANTAGONIST FORMULATIONS (B200)

COUNTRY   APPLICATION NUMBER   FILING DATE   PATENT/PUBLICATION NUMBER   STATUS   TITLE
-------   ------------------   -----------   -------------------------   ------   -----
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]

TABLE 5. USE OF RHO ANTAGONISTS (B100)

COUNTRY   APPLICATION NUMBER   FILING DATE   PATENT/PUBLICATION NUMBER   STATUS   TITLE
-------   ------------------   -----------   -------------------------   ------   -----
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                                   [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]
[**]             [**]              [**]                                   [**]     [**]
[**]             [**]              [**]                 [**]              [**]     [**]

                                    EXHIBIT C

                                   TRADEMARKS

               REGISTRATION/
TRADE-MARKS   APPLICATION NO.
-----------   ---------------
  CETHRIN        2,818,761

                                    EXHIBIT D

                      UNIVERSITY RESTATED LICENSE AGREEMENT

                        RESTATED PATENT LICENSE AGREEMENT
                              (re B100, B200, B400)

                               AND I.P. AGREEMENT
                              (re B600 and others)

                                 BY AND BETWEEN

                             UNIVERSITE DE MONTREAL

                                       AND

                            BIOAXONE THERAPEUTIC INC.

                                   AUGUST 2006

                                Table of Contents

                                                                            Page
                                                                            ----
1.  INTERPRETATION.......................................................     2
    1.1   Definitions....................................................     2
    1.2   Schedules......................................................     5
    1.3   Currency.......................................................     5
    1.4   Choice of Law and Attornment...................................     5
    1.5   Interpretation Not Affected by Headings of Party Drafting......     5
    1.6   Number and Gender..............................................     6
    1.7   Time of Essence................................................     6

2.  RESTATEMENT OF THE PATENT LICENSE AGREEMENT..........................     6

3.  GRANT FOR THE LICENSED PATENTS.......................................     6
    3.1   Grant of Rights................................................     6
    3.2   Rights to Sub-License..........................................     6
    3.3   Exclusivity....................................................     7

4.  OTHER INTELLECTUAL PROPERTY RIGHTS AGREEMENT.........................     7
    4.1   Improvements by BioAxone and Ownership of B600.................     7
    4.2   Right of First Refusal on Other Intellectual Property of
             University..................................................     8

5.  TERM AND TERMINATION.................................................     9
    5.1   Term...........................................................     9
    5.2   Surviving Terms................................................     9
    5.3   BioAxone's Rights to Termination...............................     9
    5.4   The University's Rights to Termination.........................    10
    5.5   Results and Obligations of Expiry or Termination...............    10

6.  LICENSING AND OTHER RIGHTS CONSIDERATIONS............................    11
    6.1   Reimbursement of Patent Costs..................................    11
    6.2   Financing......................................................    11

7.  ROYALTIES............................................................    12

8.  PAYMENTS AND REPORTS.................................................    12
    8.1   Payments.......................................................    12
    8.2   Payments in Canadian dollars...................................    12
    8.3   Reports........................................................    12

9.  CONFIDENTIAL INFORMATION RESTRICTIONS................................    13
    9.1   Protection Requirements........................................    13
    9.2   Publicity, Press Releases and Announcements....................    13
    9.3   Survival.......................................................    14

10. PATENT MAINTENANCE...................................................    14
    10.1  Patent Applications............................................    14

    10.2  BioAxone to Maintain Licensed Patents..........................    14

11. INFRINGEMENT.........................................................    15
    11.1  Obligation to Notify...........................................    15
    11.2  Right to Enforce...............................................    15
    11.3  Prosecution of Infringement....................................    15
    11.4  Infringement of Third Party's Rights...........................    15

12. REPRESENTATIONS, WARRANTIES AND COVENANTS............................    16
    12.1  Joint Representations..........................................    16
    12.2  Representations of University..................................    16
    12.3  Representations and Undertakings of BioAxone...................    18

13. GENERAL PROVISIONS...................................................    18
    13.1  Effective Date.................................................    18
    13.2  Assignment.....................................................    18
    13.3  Alternative Dispute Resolution.................................    18
    13.4  Further Assurances.............................................    19
    13.5  Entire Agreement...............................................    19
    13.6  Notices........................................................    19
    13.7  Waiver of Rights...............................................    20
    13.8  Extended Operation.............................................    20
    13.9  Partial Invalidity.............................................    20
    13.10 Execution in Counterparts......................................    21
    13.11 Language.......................................................    21

              RESTATED PATENT LICENSE AGREEMENT AND I.P. AGREEMENT

THIS AGREEMENT is executed on this 2nd day of August, 2006.

BY AND BETWEEN:   UNIVERSITE DE MONTREAL, a corporation incorporated pursuant to the Charte de l'Universite de Montreal, 1967, 15-16 Eliz. 2 ch, 129, having its head office at 2900 Edouard-Montpetit, Montreal, Province of Quebec, H3T 1J4;

                  (hereinafter referred to as: the "UNIVERSITY")

AND: BIOAXONE THERAPEUTIC INC., a corporation duly constituted under the Canada Business Corporations Act ("CBCA"), having its head office at 7150, Frederick-Banting, suite 200, Saint-Laurent, Quebec, H4S 2A1;

                  (hereinafter referred to as: "BIOAXONE")

                  (University and BioAxone are hereinafter collectively referred to as the "PARTIES" or individually as a "PARTY")

PREAMBLE

WHEREAS pursuant to an Agreement in Principle dated January 26, 2001 between the University, Lisa McKerracher and BioAxone as amended pursuant to the Avenant No. 1 dated May 29, 2001 and a Letter Agreement dated December 14, 2001 between the same Parties (collectively referred to as the "AGREEMENT IN PRINCIPLE"), the University granted BioAxone an exclusive option (the "OPTION") to acquire an exclusive license to the Licensed Patents.

WHEREAS following the execution of the Agreement in Principle, BioAxone has: (i) disbursed the totality of the costs and expenses relating to the prosecution of the Licensed Patents, (ii) has obtained financing of at least two million dollars ($2,000,000) enabling it to pursue research on any of the Licensed Patents (hereinafter referred to as the "FINANCING"), and (iii) has exercised its Option by its execution of a Patent License Agreement on June 10, 2002 thereafter modified on June 14, 2004 by an Amendment To The Patent License Agreement (both these agreements hereinafter collectively referred to as the "ORIGINAL AGREEMENT").

WHEREAS pursuant to the University policy on intellectual property (the "UNIVERSITY POLICY"), the innovations covered by the Licensed Patents before the assignment to the University were either jointly owned by Lisa McKerracher and Maxime Lehman or solely owned by Lisa McKerracher, the original inventors of the invention embodied in the Licensed Patents (Lisa McKerracher and Maxime Lehman being hereinafter referred to collectively as "INVENTORS" or individually as "INVENTOR").

WHEREAS, pursuant to the University Policy, the University (i) has obtained, from the Inventors, formal assignments of the Licensed Patents and (ii) has the management responsibility for negotiating licenses and for taking any other step deemed necessary for the commercialisation of the innovations covered by the Licensed Patents, on its behalf and on behalf of the Inventors.

WHEREAS the University had and still has the exclusive right to issue the Original Agreement and this Restated Patent License Agreement and I.P. Agreement (the "RESTATED AGREEMENT") granting BioAxone rights to the Licensed Patents.

WHEREAS with this Restated Agreement, the Parties now wish to restate the terms and conditions of the Original Agreement in order to clarify some undesirable ambiguities and complexities found therein.

WHEREAS the Parties also wish to clarify the ownership of a certain product known as B600, as well as to provide a right of first refusal to BioAxone on some intellectual property of University.

NOW THEREFORE, in consideration of the foregoing premises forming an integral part of this Restated Agreement, the mutual covenants and obligations hereinafter contained, and other good and valuable consideration, the University and BioAxone agree as follows:

1.   INTERPRETATION

1.1  DEFINITIONS

All words, terms and phrases used in this Restated Agreement shall have meanings ascribed to them in standard English language dictionaries. However, where this Restated Agreement specifically defines a term, that definition shall be used in this Restated Agreement. That definition shall govern, whether the term is used in the singular or plural, and shall apply regardless of the gender of the object or person to which it is applied.

In addition to capitalized terms defined above, the following terms shall have the meanings set forth below:

     1.1.1 "AFFILIATE" means, with respect to a Party to this Restated Agreement or to a Sub-licensee, any individual or entity, which directly or indirectly Controls, is Controlled by, or is under common Control with such Party or Sub-Licensee. The term "CONTROL" means possession, direct or indirect, of the powers to direct or cause the direction of the management or policies of a Person; whether through ownership of equity participation, voting securities, or beneficial interests by contract, by agreement or otherwise. "AFFILIATE" shall specifically exclude Sub-licensees of rights granted by BioAxone pursuant to the authority granted by this Restated Agreement, where BioAxone has no relationship to the Sub-licensee other than commonly defined as licensor-licensee relationship.

     1.1.2 "CALENDAR YEAR" means a period of twelve (12) months in the Gregorian calendar beginning on January 1 and ending on December 31.

     1.1.3 "CONFIDENTIAL INFORMATION" means any information relating to a Party (the "DISCLOSING PARTY"), whether written, graphic, electronic or communicated orally by the Disclosing Party to the receiving Party, or its agents, which, at the time of disclosure, is reasonably understood, as being confidential or proprietary to the Disclosing Party. Such "Confidential Information" shall specifically include, but not be limited to, any disclosure, independent of the physical medium through which the information is disclosed, made by the Disclosing Party to the receiving Party which, at the time of disclosure, is physically marked or verbally qualified as confidential or proprietary. But such "Confidential Information" shall exclude such information which: (i) prior to the 10th of June 2002 was already in the possession of the recipient, as demonstrated by written records;
          (ii) is generally available to the public, other than as a result of a disclosure by the receiving Party; (iii) is made available to the receiving Party on a non-confidential basis from a source other than the Disclosing Party or its representatives; or (iv) is required by law to be disclosed to a competent court, tribunal, governmental or regulatory authority.

     1.1.4 "DISTRIBUTOR" means any Person engaged by BioAxone or by a Sub-Licensee to distribute any Licensed Products to any End User, either directly or indirectly through other distributors.

     1.1.5 "EARLY TERMINATION" has the meaning ascribed to such terms pursuant to the provisions of Sections 5.3 or 5.4 herein as the case may be.

     1.1.6 "EFFECTIVE DATE" means the date of closing of the Financing being June 21, 2002.

     1.1.7 "END USER" means any Person who or which is neither a Party nor, with respect to a Party, an Affiliate, a Sub-Licensee or a Distributor of that Party.

     1.1.8 "EXPIRY" has the meaning ascribed to such term pursuant to the provisions of Section 5.1 herein.

     1.1.9 "GROSS REVENUES" (i) when referring to "GROSS REVENUES TYPE 1", means all sales, revenues (including revenues generated from sub-licenses in the form of lump sums), receipts and monies, received by BioAxone or its Affiliates during the term of the Licensed Patents from the use, sale, lease, or other transfer, other than royalties received from Sub-licensees, of one or some Licensed Products and (ii) when referring to "GROSS REVENUES TYPE 2", means all royalty revenues received by BioAxone or its Affiliates during the term of the Licensed Patents from their Sub-licensees of one or some Licensed Products. "Gross Revenues" type 1 and type 2 shall however exclude: (a) all equity compensation received by BioAxone; (b) all revenues from research and development agreements; (c) all grants, credits or financial support of any sort related to the research and development; and (d) all revenues from material transfer agreements, provided that such agreements do not include license grants or commercialisation rights with respect to the Licensed Patents.

     1.1.10 "IMPROVEMENTS" means innovations, inventions, ideas, designs, concepts, discoveries, techniques, works, processes, formulas, new derived material and modifications related to the Licensed Patents; whether or not patentable, copyrightable, or otherwise protectable as trade secrets or under any other intellectual property regime.

     1.1.11 "LICENSED PATENTS" means the patent applications listed in Schedule
          1.1.11 hereto as amended by the Parties from time to time, and any foreign patent application based thereon and all patents granted on said applications as well as any continuation, continuation-in-part, division, patent of addition, reissue, re-examination or extension of any of the foregoing and any and all patents granted anywhere in the world with respect thereto.

     1.1.12 "LICENSED PRODUCT" means any product, the production or manufacture of which incorporates the Licensed Patents.

     1.1.13 "MARKET EXCLUSIVITY" means for a given country within the Territory, the fact, in the said country, there are valid and enforceable Licensed Patents that exist to protect the relevant Licensed Product against infringement.

     1.1.14 "MATERIAL BREACH NOTICE" means the written notice required to terminate this Restated Agreement pursuant to the provisions of Subsections 5.3.2 or 5.4.1 as the case may be.

     1.1.15 "NET SALES" means Gross Revenues type 1 less the following related qualifying costs borne by BioAxone:

          (a)  Credits, refunds, or uncollected amounts;

          (b) Discounts, in amounts customary in the trade, for quantity purchases, cash payments, prompt payments, wholesalers, and Distributors;

          (c)  Packaging;

          (d)  Prepaid transportation insurance premiums;

          (e)  Prepaid outbound transportation expenses;

          (f)  Handling charges;

          (g) Taxes; including without limitation, sales, use, turnover, excise, import, export, and other taxes or duties imposed by a government agency on such sales, lease, or transfer; and

          (h)  Allowances for defective Licensed Products.

     Specifically excluded from the calculation of "Net Sales" is any consideration received for the use, sale, lease or transfer of any Licensed Product made for the purpose of obtaining regulatory approval including, without limitation, providing samples for clinical trials.

     1.1.16 "PERSON" means a corporation, an association, a joint venture, a partnership, a trust, a business, an individual, a government or political subdivision thereof, including an agency, or any other organisation, which can exercise independent legal standing.

     1.1.17 "SUB-LICENSEE" means any Person, not an Affiliate of BioAxone, which is licensed by BioAxone pursuant to the authority granted in this Restated Agreement.

     1.1.18 "TERRITORY" means the world.

1.2  SCHEDULES

The following are the "SCHEDULES" annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule   Description
--------   -----------
1.1.11     Description of Patent Applications

6.1        Patenting costs to-be reimbursed

13.3.2     Arbitration

1.3  CURRENCY

Unless otherwise indicated, all dollar amounts referred to in this Restated Agreement are in lawful money of Canada.

1.4  CHOICE OF LAW AND ATTORNMENT

This Restated Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein, without regard to the principle of conflict of laws.

1.5  INTERPRETATION NOT AFFECTED BY HEADINGS OF PARTY DRAFTING

The division of this Restated Agreement into articles, sections, subsections and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Restated Agreement. The terms "THIS RESTATED AGREEMENT", "HEREOF", "HEREIN", "HEREUNDER" and similar expressions refer to this Restated Agreement and the schedules hereto and not to any particular article, section, subsection, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Each Party hereto acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Restated Agreement, and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting Party shall not be applicable in the interpretation of this Restated Agreement.

1.6  NUMBER AND GENDER

In this Restated Agreement, unless there is something in the subject-matter or context inconsistent therewith, (i) words (including without restriction the defined terms herein) in the singular number include the plural and such words shall be construed as if the plural had been used, (ii) words (including without restriction the defined terms herein) in the plural include the singular and such words shall be construed as if the singular had been used, and (iii) words (including without restriction the defined terms herein) importing the use of any gender shall include all genders where the context or party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes have been made.

1.7  TIME OF ESSENCE

Time shall be of the essence hereof.

2.   RESTATEMENT OF THE PATENT LICENSE AGREEMENT

The Original Agreement is hereby terminated and replaced by this Restated Agreement.

3.   GRANT FOR THE LICENSED PATENTS

3.1  GRANT OF RIGHTS

     3.1.1 Subject to the terms and conditions of this Restated Agreement, the University hereby grants to BioAxone and its Affiliates, with the right to grant sublicenses, an exclusive license to use the Licensed Patents in the Territory for the term of this Restated Agreement to commercialize the Licensed Products.

     3.1.2 Without limiting the generality of Subsection 3.1.1, the right to use granted therein extend to and authorise, without limitation, the right to (a) conduct research and development and related activities including, without limitation, compassionate access programs, and (b) make, have made, use, reproduce, lease or to proceed to other transfer, distribute for sale, promote, market, offer for sale, sell, have sold, import and export, the Licensed Products.

3.2  RIGHTS TO SUB-LICENSE

     3.2.1 Should a sub-license be granted for the purposes of developing and marketing Licensed Products, then BioAxone agrees that such a sub-license shall only be granted to third parties that can reasonably demonstrate to BioAxone, at BioAxone's sole discretion, capabilities for the effective development and marketing of the Licensed Products.

     3.2.2 Each sub-license granted by BioAxone shall impose obligations; responsibilities and standards upon any Sub-Licensees that, in all material respects, are not less than those imposed on BioAxone hereunder. Each Sub-Licensee shall specifically refer to this Restated Agreement and all rights retained by University. Notwithstanding the foregoing, the Parties understand and agree that BioAxone shall not be in breach of this Restated Agreement if any agreement with a Sub-Licensee provides that royalties will not be paid by the Sub-Licensee to BioAxone if: (i) a Licensed Patent expires, whether by statute or otherwise; (ii) is invalidated by a final decision of a court or other judicial or administrative body of competent jurisdiction for any reason; or (iii) a Licensed Patent is not issued or granted.

     3.2.3 No sub-license agreement shall relieve BioAxone of any of its obligation under this Restated Agreement, including the obligation to pay royalties to the University in accordance with its Article 7.

     3.2.4 BioAxone shall provide the University with copies of every sub-license granted by BioAxone pursuant to the terms and conditions of this Restated Agreement.

3.3  EXCLUSIVITY

The exclusivity granted to BioAxone hereunder shall be total in all respects, except that the University specifically reserves the right to use the Licensed Patents for teaching and continuing research only. For the sake of clarity, the University confirms that its reserved right under this section shall not include the right to use the Licensed Patents for any commercial purposes and shall not include the right to grant other licenses of the Licensed Patents to any other Person.

4.   OTHER INTELLECTUAL PROPERTY RIGHTS AGREEMENT

4.1  IMPROVEMENTS BY BIOAXONE AND OWNERSHIP OF B600

     4.1.1 Unless otherwise agreed to between the Parties, BioAxone shall retain title to and Control of any Improvement it may produce, develop, make or achieve.

     4.1.2 As of the date of this Restated Agreement, each of the Parties confirms that the product known as the B600 (also known as 4-substituted piperidine derivatives) is to be herein considered Improvements and therefore, that B600 is exclusively owned by BioAxone since its creation.

     4.1.3 Without limiting the preceding subsection, University hereby assigns, conveys and transfers any and all intellectual property rights, titles and interests that it has or may have in and to the invention known as B600 and the patents and patents applications related thereto, including without limiting the generality of the foregoing, the right to sue for past infringement, the whole without restrictions of any kind, unto BioAxone and the University recognises and agrees that BioAxone is the sole and absolute assignee of patents related to B600 wherever granted throughout the world. BioAxone accepts the present assignment, conveyance and transfer of rights.

4.2  RIGHT OF FIRST REFUSAL ON OTHER INTELLECTUAL PROPERTY OF UNIVERSITY

     4.2.1 Subject to Section 4.1, the University hereby grants BioAxone a right of first refusal with respect to, as the case may be, any improvement to the Licensed Patents not covered by the definition of Licensed Patents and that is dominated by the Licensed Patents and that:

          (a)  is assigned to the University or otherwise owned by it; and

          (b) arises out of work carried out by Lisa McKerracher within her laboratory situated within the premises of the University or any scientist working in Lisa McKerracher's laboratory situated on the premises of the University.

          (c) Notwithstanding the foregoing, the Parties understand and agree that the present section does not apply to innovations which arise out of work carried out within the premises leased from time to time under separate agreements to BioAxone by the University; notwithstanding anything to the contrary that could be stated in another agreement, the said innovations being the exclusive property of BioAxone.

     4.2.2 Should BioAxone decide that one or more patent applications covering the innovation mentioned hereinabove have to be filed anywhere in the world, then BioAxone shall send a written notice to the University advising the University of same. Upon filing of the said patent application(s), the Parties shall immediately amend this Restated Agreement by adding the said patent application(s) to Schedule 1.1.11. Should the Parties fail to make the aforementioned amendment in writing, then this Restated Agreement shall be deemed to have been amended by adding the said patent application(s) to Schedule 1.1.11 upon filing thereof.

     4.2.3 Should the University decide that one or more patent applications covering the aforementioned innovation have to be filed anywhere in the world, the University shall send a written notice to BioAxone advising it of same, BioAxone having sixty (60) days from the date it receives the said notice to advise the University in writing that it wishes to add the aforementioned patent application(s) to this Restated Agreement. If BioAxone so advises the University, then, upon filing of the said patent application(s), the Parties shall immediately amend this Restated Agreement by adding the said patent application(s) to Schedule 1.1.11. Should the Parties fail to make the aforementioned amendment in writing, then this Restated Agreement shall be deemed to have been amended by adding the said patent application(s) to Schedule 1.1.11 upon filing thereof.

     4.2.4 If BioAxone advises the University in writing that it does not wish to add the patent application(s) referred to in Section 4.2.3 to this Restated Agreement or if BioAxone fails to provide the University with the aforementioned notice within the aforementioned sixty (60) day delay, then the University shall have the right, at its own expense, to file whatever patent applications with respect to the aforementioned innovation it deems appropriate and to negotiate with third parties whatever licensing or other contractual arrangement with respect thereto that the University deems appropriate, BioAxone having forfeited any right in and to the said innovation.

5.   TERM AND TERMINATION

5.1  TERM

The term of this Restated Agreement shall from Effective Date be infinite or perpetual except that with respect to the Licensed Patents the term shall expire ("EXPIRY") at the earlier of (i) the date upon which the last of the Licensed Patent expires, whether by statute or otherwise, (ii) the date upon which the last of the Licensed Patents is invalidated by a final decision of a court or other judicial or administrative body of competent jurisdiction for any reason,
(iii) if no valid patent may issue for the Licensed Patents, the date upon which the last and final refusal is issued by a court or other judicial or administrative body of competent jurisdiction for any reason, and (iv) by the operation of law.

5.2  SURVIVING TERMS

The Parties understand and agree that Articles or Sections 2, 4, 5.2, 5.3.1, 5.4.3, 5.5, 6.1, 7, 8, 9, 13.3, 13.5, 13.6, 13.7 and 13.9 shall survive Expiry.

5.3  BIOAXONE'S RIGHTS TO TERMINATION

     5.3.1 BioAxone may terminate this Restated Agreement without justification after it has been in effect for six (6) months ("EARLY TERMINATION"). In order to terminate, BioAxone must give written notice of its intent to terminate at least sixty (60) days prior to actual termination. Upon such Early Termination, it is understood that BioAxone shall lose all of its rights and interests in the said Restated Agreement but shall still be bound to all obligations including those of payments.

     5.3.2 Upon any material breach of this Restated Agreement by the University limited to:

          (a) The assignment of the University's rights in and to the Licensed Patents to a third party, or

          (b) The grant of a license in and to the Licensed Patents to a third party within the Territory and during the Term, or

          (c) The grant of hypothecs or other liens or encumbrances with respect to the Licensed Patents,

          (d) which is not cured by the University pursuant to the provisions of this Subsection 5.3.2, BioAxone may terminate this Restated Agreement upon giving the University a formal notice of termination ("Early Termination"), the whole subject to the provisions of Subsection 5.5.3. Prior to such formal notice of termination, BioAxone shall give the

               University a Material Breach Notice. The Material Breach Notice shall state the causes for such material breach and the procedures, if any, the University must follow to prevent such termination. The University shall have sixty (60) days after the date of the Material Breach Notice to remedy the stated causes for termination, according to the procedures stated, otherwise this Restated Agreement and all rights of the University, may be terminated by BioAxone at any time after the end of the sixtieth
               (60th) day by giving the University the formal notice of termination contemplated in this Subsection 5.3.2.

5.4  THE UNIVERSITY'S RIGHTS TO TERMINATION

     5.4.1 Upon any material breach of this Restated Agreement by BioAxone, which is not cured by BioAxone pursuant to the provisions of this Subsection 5.4.1, the University may terminate this Restated Agreement upon giving BioAxone a formal notice of termination ("EARLY TERMINATION"). Prior to the formal notice of termination, the University shall give BioAxone a Material Breach Notice. The Material Breach Notice shall state the causes for such material breach and the procedures, if any, BioAxone must follow to prevent such termination. BioAxone shall have sixty (60) days after receipt of the Material Breach Notice to remedy the stated causes for termination, according to the procedures stated, otherwise this Restated Agreement and all rights granted to BioAxone herein, may be terminated by the University at any time after the end of the sixtieth (60th) day by giving BioAxone the formal notice of termination contemplated in this Subsection 5.4.1.

     5.4.2 If BioAxone (i) becomes insolvent or technically bankrupt, (ii) makes a general assignment for the benefit of creditors, (iii) suffers or permits the appointment of a receiver for its business or assets, or
          (iv) avails itself of, or becomes subject to, any proceeding under the Federal Bankruptcy Act or any other statute of any province, state or country relating to insolvency or the protection of creditor rights, and any such proceedings remain undismissed for a period of one hundred and twenty (120) days (the "Events"), this Restated Agreement may be automatically terminated at the occurrence of the Events, such termination to be effective upon receipt by BioAxone of a notice of termination ("EARLY TERMINATION") from the University.

     5.4.3 BioAxone shall lose all of its rights contemplated herein upon the Early Termination described in Section 5.4 but shall still be bound to all obligations including those of payments.

5.5  RESULTS AND OBLIGATIONS OF EXPIRY OR TERMINATION

     5.5.1 Expiry of any portion of this Restated Agreement or Early Termination of this Restated Agreement shall not release the University or BioAxone from any obligation or liability to the other which shall have matured prior to Expiry or Early Termination, nor shall Expiry or Early Termination rescind or require repayment of any payment or consideration made or given by either Party, except as otherwise provided herein. If the terms of this Restated Agreement expressly state that a right or obligation shall survive termination of this Restated Agreement, such right or obligation shall survive any Expiry or Early Termination to the degree necessary to allow complete fulfillment or discharge of the right or obligation.

     5.5.2 Notwithstanding anything to the contrary herein, upon Early Termination of this Restated Agreement by BioAxone in accordance with the provisions of Subsection 5.3.2 (Early Termination), this Restated Agreement shall become fully paid-up, the provisions of articles 7 and 8 shall cease to take effect forthwith and all other provisions of this Restated Agreement shall continue to be in force until Expiry.

     5.5.3 Except for the Early Termination right of BioAxone pursuant to Subsection 5.3.1 and the Early Termination right of the University pursuant to Subsection 5.4.2 and notwithstanding anything to the contrary herein, neither Party shall have the right to terminate this Restated Agreement if the procedure of arbitration as provided for in Subsection 13.3.2 has been initiated by either one of the Parties and any notice of termination, other than (i) a notice of BioAxone pursuant to the provisions of Subsection 5.3.1, or (ii) a notice of the University pursuant to the provisions of Subsection 5.4.2, given after the aforementioned procedure of arbitration has been initiated shall only become effective if the decision of the arbitrator confirms such termination.

6.   LICENSING AND OTHER RIGHTS CONSIDERATIONS

6.1  REIMBURSEMENT OF PATENT COSTS

In consideration of the license granted herein, the agreements herein related to other intellectual property of University and the out-of-pocket patenting costs incurred by the University for the Licensed Patents up to January 26, 2001 (being the date of the Option), BioAxone has within a period of [**] days, from the Effective Date reimbursed to the University the sum of [**], such amounts representing together the aggregate costs related to the Licensed Patents anywhere in the Territory that are required to be reimbursed by BioAxone to any Person, as such costs are more fully described in Schedule 6.1 attached hereto.

The payment of these patent costs by BioAxone in accordance with this Section
6.1 shall, subject to Section 6.2 and Article 7, constitute full and final payment of any amounts owed to the University or any other Person by BioAxone with regard to the Licensed Patents.

6.2  FINANCING

At the closing of the Financing, being June 21, 2002 as herein above specified, in accordance with the Parties' agreement, BioAxone has issued to the University, whom had subscribed to, [**] Common Shares for a total subscription price of [**] in the capital stock of BioAxone, and as required the University has signed the Unanimous shareholders agreement with all the other shareholders of BioAxone.

7.   ROYALTIES

In consideration for the license granted in this Restated Agreement, BioAxone shall make payments to the University, in the manner designated in this Restated Agreement, included in Section 8 below, of an earned royalty of: (i) [**] percent ([**]%) of Net Sales in the countries where BioAxone has Market Exclusivity; and (ii) [**] percent ([**]%) of Gross Revenues type 2 received by BioAxone in the countries where BioAxone has Market Exclusivity.

In no event shall there be a duplication of royalties on Net Sales payable by BioAxone to University under this Restated Agreement with royalties on same net sales payable by BioAxone to University under a Restated Product Royalty Agreement executed by the Parties concurrently with this Restated Agreement.

8.   PAYMENTS AND REPORTS

8.1  PAYMENTS

     8.1.1 Any amount due to the University as a result of each Licensed Product being used, sold, leased, or transferred pursuant to this Restated Agreement shall accrue only from the time BioAxone receives payment for such Licensed Product or receives the payment of royalties from any and all Sub-Licensees.

     8.1.2 Unless otherwise specified in this Restated Agreement, all payments amounts due to the University under this Restated Agreement shall be paid within [**] days following the end of the Calendar Year in which such payment accrues or BioAxone otherwise incurs the obligation to pay such amounts.

     8.1.3 All such payments shall be remitted to the University's address given in the notification provision of this Restated Agreement or to such other address, as the University shall direct provided that BioAxone has received sufficient prior written notice of such other address.

8.2  PAYMENTS IN CANADIAN DOLLARS

BioAxone shall make payment of any amounts due to the University under this Restated Agreement in Canadian dollars. All amounts due to the University but received by BioAxone in a currency other than the Canadian dollar shall be converted into Canadian dollars based on the currency rate listed in the Wall Street Journal on the last business day of each Calendar Year.

8.3  REPORTS

     8.3.1 BioAxone shall keep, at its own expense, during the term of this Restated Agreement and for two (2) years after Expiry, accurate books of account, detailing the data necessary to calculate any payments due to the University from BioAxone under this Restated Agreement. No more than once per Calendar Year, records shall be open, during normal business hours during the term of this Restated Agreement, for inspection and audit by a duly authorized independent and of good reputation chartered accountant hired by the University to ascertain the accuracy of the royalty payments, provided that a fifteen (15) business day notice shall be given to BioAxone.

     8.3.2 Each payment made to the University shall be accompanied by a written report summarising the data used to calculate the amounts paid, including Gross Revenues type 2. Each report pertaining to royalty payments for the applicable accounting period shall specifically include the following, as applicable:

          (a) Net Sales amounts and details relating to how they were calculated; and

          (b)  Royalties due.

9.   CONFIDENTIAL INFORMATION RESTRICTIONS

9.1  PROTECTION REQUIREMENTS

Each Party shall keep in confidence Confidential Information of the other Party. The Party receiving such information agrees not to reproduce or disclose same to any third party or to use it for any purpose not authorized by the Disclosing Party. The receiving Party agrees to restrict access of such information to employees or agents who have a need to know such information for purposes hereof and further agrees to instruct its employees having access to such information of receiving Party's confidentiality obligations. In any case, a receiving Party shall be responsible for any violation of the terms hereof by any of its employees or agents. The receiving Party agrees to hold the Disclosing Party's information in confidence and to protect it with the same degree of care used in protecting its own information and in any case with not less than reasonable care.

9.2  PUBLICITY, PRESS RELEASES AND ANNOUNCEMENTS

Except as otherwise required by law, the Parties shall not issue a press release or make any other public disclosure with regard to the existence of this Restated Agreement or the terms thereof without the prior approval of the other Party of such press release or public disclosure. Each Party shall submit any such press release or public disclosure to the other Party, and the receiving Party shall expeditiously review and approve any such press release or public disclosure, which approval shall not be unreasonably withheld. If the receiving Party does not respond within five (5) days, the press release or public disclosure shall be deemed approved. In the event that for any reason the press release or public disclosure is required on an urgent basis, the Parties shall work together and use commercially reasonable efforts to disclose such release sooner. In addition, if a public disclosure is required by law, including without limitation in a filing with any securities and exchange commission, the Disclosing Party shall use commercially reasonable efforts to secure confidential treatment of any Confidential Information of the other Party contained in such release, prior to its disclosure. BioAxone may disclose the terms of this Restated Agreement to its actual or prospective investors or corporate partners or to such Party's accountants, attorneys and other professional or financial advisors provided that nothing in this Section 9.2 shall permit BioAxone or any such investor, corporate partner, accountant, attorney or advisor to release the Confidential Information or to jeopardize any trade secret of the other Party.

9.3  SURVIVAL

Notwithstanding anything to the contrary herein, the obligations under this article 9 shall survive the termination or expiry of this Restated Agreement as long as the Confidential Information remains confidential.

10.  PATENT MAINTENANCE

10.1 PATENT APPLICATIONS

BioAxone will consult with the University but will have the ultimate final decision on the choice of countries where any of the patent applications that are included in the definition of Licensed Patents are to be filed, prosecuted and maintained at the cost of BioAxone provided that such patent applications will be filed, prosecuted and maintained in Canada and the United States except that if, in the opinion of the patent counsels of BioAxone, such patent application will not reasonably issue in any one of the aforementioned countries, BioAxone will not be obliged to include such country or countries in its filing for a patent.

10.2 BIOAXONE TO MAINTAIN LICENSED PATENTS

     10.2.1 Subject to Section 10.1, BioAxone shall prosecute and maintain the Licensed Patents during the term of this Restated Agreement. Matters related to the prosecution, filing and maintenance of all Licensed Patents shall be the sole responsibility and at the sole discretion of BioAxone provided however that the University shall provide assistance to BioAxone concerning such matters, and the University agrees to cooperate with BioAxone in such matters. In the event where BioAxone fails to maintain a Licensed Patent during the term of this Restated Agreement, the University will have the right but not the obligation to pay all reasonable costs in order to maintain the said Licensed Patent and BioAxone shall reimburse the University for same.

     10.2.2 Subject to Section 10.1, beginning on the Effective Date of this Restated Agreement, BioAxone shall be responsible for the payment of all maintenance and other fees relating to the filing, prosecution, and maintenance of the Licensed Patents. BioAxone undertakes to provide the University with copies of correspondences evidencing such payments. It is understood and agreed that this Subsection 10.2.2 does not apply to the situation contemplated by Subsection 4.2.4.

     10.2.3 Within ninety (90) days of receiving notice from the University stating patent maintenance fees related to the Licensed Patents have been paid, BioAxone shall reimburse the University for such fees.

11.  INFRINGEMENT

11.1 OBLIGATION TO NOTIFY

Should either Party become aware of any infringement or potential infringement of the Licensed Patents, they shall give the other written notice detailing the facts concerning such infringement or potential infringement.

11.2 RIGHT TO ENFORCE

In the event of such infringement or potential infringement, BioAxone shall have the first right, within six (6) months of receiving notice, to either: (i) take the appropriate steps to stop the infringement; (ii) file suit against the infringer; or (iii) provide the University with reasonable evidence showing that the infringer intends to enter into a settlement agreement in which future infringement will be halted and any damages, profits or awards which might be obtained shall be recovered by BioAxone for its own and sole benefit. Should BioAxone decide not to enforce the Licensed Patents against such infringement, pursuant to Section 11.3, it shall so advise the University in-writing, the said writing stating why BioAxone has made, in its sole discretion, such a decision, and the University shall have the right, at its own expense and for its own and sole benefit, to bring any action it deems necessary to stop the infringement and recover any damages, profits, and awards which might be obtained.

11.3 PROSECUTION OF INFRINGEMENT

During the term of this Restated Agreement, BioAxone at its own expense, shall be deemed to have the right, as authorized pursuant to the appropriate statutes:
(i) to bring suit in its own name or, if required by law, jointly with the University in which case the University grants a full power of attorney to BioAxone, at BioAxone's expense and on its own behalf for infringement of the Licensed Patents; (ii) in any such suit, to enjoin infringement, and for infringing the Licensed Patents, to collect damages, profits, and awards of whatever nature recoverable for such infringement for its own and sole benefit; and (iii) to settle any claim or suit for infringement of the Licensed Patents by granting the infringing Party a sub-license as authorized by this Restated Agreement.

11.4 INFRINGEMENT OF THIRD PARTY'S RIGHTS

Without prejudice to any other right they may have, should a claim that the Licensed Products (as it relates to the Licensed Patents) or any material part thereof, infringe a third party's intellectual property rights be threatened or made against the University, BioAxone, or any party receiving rights to the Licensed Patents through BioAxone, each of the University and BioAxone agree that it shall give the other Party prompt written notice detailing as many facts as possible concerning such claim and shall cooperate fully with the other in the defense of such claim. The reasonable expenses incurred by BioAxone, in the defense of such claim, shall be first deducted from any royalty owing and then any balance shall be held in trust by BioAxone until such time that the potential infringement case is terminated or settled and the University shall only have a right to such royalties held in trust if the third party claiming is unsuccessful in obtaining a judgment against BioAxone or any-of its Sub-Licensees. If the third party claiming the infringement is successful in obtaining a judgment against BioAxone or any of its Sub-Licensees or if the Parties agree (BioAxone acting reasonably) to amicably settle the matter, any amount held in trust and any future royalty shall first serve to pay the third party's indemnity or damages awarded pursuant to a judgment of a court of competent jurisdiction or pursuant to any settlement and the balance, if any, shall be payable to the University pursuant to the provisions of Articles 7 and 8.

12.  REPRESENTATIONS, WARRANTIES AND COVENANTS

12.1 JOINT REPRESENTATIONS

Each of BioAxone and the University hereby represents and declares to the other that:

     12.1.1 Authority. It has full power and authority to enter into and perform its obligations pursuant to this Restated Agreement and to consummate the transactions contemplated herein.

     12.1.2 Binding Obligation. The execution, delivery and performance of this Restated Agreement has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding obligation, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally, and to general equitable principles, whether such enforcement is sought in a proceeding at law or in equity.

     12.1.3 No Conflict. The execution, delivery and performance of this Restated Agreement does not contravene any provision of the existing laws of any country or jurisdiction in which BioAxone or University, as the case may be, is located; the execution and delivery of this Restated Agreement and the performance of the terms and conditions thereof will not conflict with or result in the breach of, default under or creation of any lien, charge or encumbrance upon its properties pursuant to the terms, conditions or provisions of any judgment, decree, order or judicial decision to which it is a party or by which it or its properties is bound.

     12.1.4 No Brokers. Neither Party has taken any action or has entered into any agreement, understanding or other arrangement that would obligate the other Party to pay any broker's or finder's fee or any commission or similar fee to any agent, broker, investment banker or other Person in connection with any of the transactions contemplated by this Restated Agreement.

12.2 REPRESENTATIONS OF UNIVERSITY

     12.2.1 The University represents to the best of its knowledge after diligent inquiry that:

     12.2.2 No Contravention. There is no provision in its charter documents and no provision in any existing mortgage, indenture, contract or agreement to which it is bound that would be contravened by the execution, delivery or performance of this Restated Agreement. Neither the execution nor the delivery of this Restated Agreement or its fulfillment of or compliance with the terms and provisions hereof shall contravene any provision of the laws of any jurisdiction, including, without limitation, any statute, rule, regulation, judgment, decree, order, franchise or permit of any governmental body applicable to it.

     12.2.3 No Proceedings Pending. There is no action or proceeding pending or, in so far as it knows, threatened in writing against it before any court, administrative agency or other tribunal which might have a material adverse effect on its ability to perform its obligations hereunder.

     12.2.4 Ownership and Validity of the Licensed Patents. (i) it owns the entire right, title and interest in and to the Licensed Patents and in corresponding applications or in the right to apply for such corresponding applications that are part of the Licensed Patents, (ii) it has obtained written assignments to the Licensed Patents from all the appropriate Persons and has filed all necessary documents to evidence such assignments with the relevant patent offices or other administrative bodies or agencies charged to administer such assignments, (iii) no property, hypothec, charge, lien, or other encumbrances with regard to the Licensed Patents remains vested with others, and (iv) any rights in the Licensed Patents that may have vested with the Inventors collectively or with any of them individually at any given time have been assigned to the University in accordance with the University policy.

     12.2.5 No Other License Apart from this Restated Agreement, it has not granted licenses or other rights to any other Person with regards to the Licensed Patents.

     12.2.6 No Infringement The Licensed Patents do not infringe on the rights or technology of any other Person, that the University's rights in the Licensed Patents are not currently being challenged by a third party and are not threatened to be challenged by any third party.

     12.2.7 No Breach of the University Policy (i) it is not in breach of the University policy, (ii) it undertakes to abide by the terms and conditions of the University policy and (iii) it undertakes to indemnify BioAxone in respect of any loss, damage, claim, action, suit, proceeding, deficiency or expense, including, without limitation, all reasonable legal, expertise and accounting fees and all out-of-pocket costs relating to, arising from or in connection with the University policy.

     12.2.8 No warranty of merchantability of Licensed Patents The University makes no warranties, express, implied or statutory, and assume no liabilities or responsibilities with respect to (i) the use, sale or other disposition by BioAxone, its Affiliates, Sub-Licensees or transferees of Licensed Products or any licensing rights herein, and
          (ii) any representations or warranties that BioAxone may extend to any of its Affiliates or Sub-Licensees, and which is not expressly set forth in this Restated Agreement. All Licensed Patents are or will be made available to BioAxone on an "as is" basis. The University does not warrant that the underlying technology described in or claimed as inventions in any of the Licensed Patent is error free or that it will meet BioAxone's requirements. All implied warranties of merchantability and fitness for a particular purpose are expressly disclaimed and excluded.

12.3 REPRESENTATIONS AND UNDERTAKINGS OF BIOAXONE

     12.3.1 Commercial Exploitation BioAxone represents and undertakes that it will take commercially reasonable measures to assure the optimal development and commercial exploitation of the Licensed Products.

     12.3.2 Research Agreement BioAxone represents that it has fulfilled its research commitment with University as it has on August 20, 2001 entered into a research agreement with five (5) subsequent Addendum with the University (collectively the "RESEARCH
          AGREEMENT") and which Research Agreement has ended on September 24, 2004 at both Parties' satisfaction.

13.  GENERAL PROVISIONS

13.1 EFFECTIVE DATE

This Restated Agreement becomes effective retroactively on the Effective Date.

13.2 ASSIGNMENT

Except when the transferee agrees to be bound by all the terms and conditions of this Restated Agreement, this Restated Agreement may not be assigned or transferred by a Party to any third party without the prior written consent of the other Party, which shall not be unreasonably withheld.

13.3 ALTERNATIVE DISPUTE RESOLUTION

     13.3.1 Good Faith Effort to Resolve Any disputes which arise between the Parties relating to this Restated Agreement shall be referred to a member of the senior staff of the Parties respectively who shall meet and make a good faith effort to resolve the matter. If after ninety
          (90) days the dispute has not been so resolved, the dispute shall automatically go to arbitration in accordance with Subsection 13.3.2 hereafter.

     13.3.2 Arbitration Subject to Subsection 13.3.1 hereabove, any disputes which shall arise between the Parties relating to this Restated Agreement shall be referred to an arbitration subject to the procedures set out in Schedule "13.3.2" to this Restated Agreement, the award and determination of which shall be final and binding upon the Parties hereto, the whole in accordance with the provisions of the Code of Civil Procedure of the Province of Quebec; except in respect of the exercise of hypothecary rights available in accordance with the Civil Code of Quebec.

13.4 FURTHER ASSURANCES

Each Party hereto agrees to co-operate with the other to ensure that each may have and enjoy to the fullest extent, all rights conveyed under this Restated Agreement. If at any time after the date hereof any Party requests further documents, instruments or assurances in order to carry out the provisions hereof, then the Party from which such documents, instruments or assurances are requested shall promptly execute and deliver any such documents, instruments and assurances and do all things reasonably necessary to carry out the provisions hereof, all at the cost and expense of the Party requesting such assurance. Without limiting the generality of the foregoing, the Parties hereto undertake to file, in any and all jurisdictions deemed necessary or useful by BioAxone, confirmatory licenses, substantially in the form reasonably acceptable to both Parties with regard to the Licensed Patents and to sign as many copies of such confirmatory licenses as may be required for each jurisdiction in which such confirmatory licenses will be filed from time to time.

13.5 ENTIRE AGREEMENT

This Restated Agreement constitutes the entire agreement and understanding between the University and BioAxone with respect to the Licensed Patents, and any modification of this Restated Agreement shall be in writing and shall be signed by a duly authorized representative of both the University and BioAxone.

There are no understandings, representations, or warranties between the University and BioAxone concerning the Licensed Patents except as expressly set forth in this Restated Agreement and, as the case may be, in (i) the Agreement in Principle, (ii) the Research Agreement, (iii) the Product Royalty Agreement dated June 10, 2002 as amended on June 14, 2004 by an Amendment to the Product Royalty Agreement and a Restated Product Royalty Agreement executed concurrently with this Restated Agreement.

Except as otherwise expressly set forth in this Agreement, in the event of a conflict between the Articles and Sections of this Restated Agreement and any of
(i) the Agreement in Principle or (ii) the Research Agreement, the Articles and Sections of this Restated Agreement shall prevail.

13.6 NOTICES

Any demand, notice or other communication to be given in connection with this Restated Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

     IF TO BIOAXONE:

     BioAxone Therapeutic Inc.
     7150, Frederick-Banting, suite 200
     Saint-Laurent, Quebec
     H4S 2A1

     Attention: The President
     Facsimile No: (514) 990-1074

     IF TO THE UNIVERSITY:

     Universite de Montreal
     Bureau Recherche Developpement Valorisation
     5160, Boul Decarie, Suite 700
     Montreal, Quebec
     H3X 2H9

     Attention:  Mr. Real Lallier
                 Vice-recteur adjoint - Recherche
     Facsimile No: (514) 343-2326

or to such other address, individual or electronic communication number as may be designated by notice given by either Party to the others in accordance herewith. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth (5th) Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the Party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

13.7 WAIVER OF RIGHTS

In order to be effective, any waiver, by either Party, of any right under this Restated Agreement, must be in writing signed by an authorized representative of the Party making the waiver. No such waiver or failure of the University or BioAxone to enforce a right or strict performance under this Restated Agreement shall be deemed to be a waiver or forbearance which would in any way prevent the University or BioAxone from subsequently asserting or exercising any such rights, making a claim not specifically waived, or requiring strict performance of this Restated Agreement. No such waiver or failure to enforce shall affect the validity of this Restated Agreement or be a continuing waiver excusing compliance with any provision of this Restated Agreement in the future.

13.8 EXTENDED OPERATION

This Restated Agreement binds the Parties, their heirs, personal representatives, successors and permitted assigns.

13.9 PARTIAL INVALIDITY

If any provision of this Restated Agreement or the application of it to any Person or circumstances is held to any extent invalid or unenforceable, the remainder of this Restated Agreement or the application of the provision to Persons or circumstances other than those as to which it is held invalid or unenforceable is not affected.

13.10 EXECUTION IN COUNTERPARTS

This Restated Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

13.11 LANGUAGE

Due to the nature of BioAxone's business, the need to obtain financing in other provinces and countries, the fact that all relevant patents, correspondence and due diligence were done or conducted in English, the Parties hereto hereby acknowledge that they have required this Restated Agreement to be drawn up in the English language. Les parties reconnaissent avoir demande que le present contrat soit redige en anglais.

IN WITNESS WHEREOF, the University and BioAxone have caused this Restated Agreement to be executed by their duly authorized representative.

                                        UNIVERSITE DE MONTREAL


                                        Per: /s/ Real Lallier
                                             -----------------------------------
                                             Real Lallier
                                             Vice-recteur adjoint - Recherche
                                             [Illegible date]


                                        BIOAXONE THERAPEUTIC INC.


                                        Per: /s/ Frank Bobe
                                             -----------------------------------
                                             Frank Bobe
                                             President
                                             16 Oct 06

                                 SCHEDULE 1.1.11
                            (re B100, B200 and B400)

The patents applications are:

1.   B100

     [**]

2.   B200

     [**]

3.   B400

     [**]

SCHEDULE 6.1

                          PATENT COSTS TO BE REIMBURSED

               [SEE DOCUMENTS ATTACHED TO THE ORIGINAL AGREEMENT]

                                 SCHEDULE 13.3.2

                                   ARBITRATION

1. Upon the written demand of any of the Parties concerned, the Parties shall meet and attempt to appoint a single arbitrator. If they are unable to agree on a single arbitrator then upon the written demand of any of them and within thirty (30) days of such demand, the Person making the demand shall apply to any Judge of the Superior Court of the Province of Quebec to appoint such arbitrator that meets the criteria set forth pursuant to the provisions of Section 2 of this Arbitration Schedule.

2. The arbitrator selected to act hereunder shall be qualified by education and training to decide the particular question or questions in dispute.

3. The single arbitrator so chosen shall proceed immediately to hear and determine the matter or matters in dispute. The decision of the arbitrator shall be made within forty-five (45) days after his/her appointment, subject to any reasonable delay due to unforeseen circumstances. Notwithstanding the foregoing, in the event the single arbitrator fails to make a decision within ninety (90) days after his/her appointment then any of the Parties concerned may elect to have a new single arbitrator chosen in like manner as if none had previously been selected.

4. The decision of the single arbitrator shall be in writing and signed by the single arbitrator and shall be final and binding upon all of the Parties hereto as to any matter or matters so submitted to arbitration and the Parties shall perform the terms and conditions thereof.

5. The compensation and expenses of the single arbitrator (unless otherwise determined by the arbitrator) shall be paid equally by the Parties that are party to the arbitration unless otherwise directed.

6. None of the Parties concerned shall be deemed to be in default of any matter being arbitrated until ten (10) days after the decision of the arbitrator is delivered to all of them.

                                    EXHIBIT E

                                DEVELOPMENT PLAN

I.   DEVELOPMENT SCHEDULE

                          TARGET
ACTIVITY/MILESTONE   COMPLETION DATE
------------------   ---------------
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]
[**]                       [**]

II.  DILIGENCE MILESTONES

The following events shall constitute milestones for which the failure to meet the Outside Completion Date (unless such failure is caused by (i) demonstrated toxicity or drug safety issues with the Compounds and/or Licensed Products determined in accordance with industry standards or (ii) a failure to demonstrate statistically significant efficacy of the Compounds and/or Licensed Products in a well-designed, well-controlled clinical trial as measured by appropriate industry standards) shall give rise to termination remedies for BA as set forth in Section 8.2 of the Agreement.

                              TARGET           OUTSIDE       PAYMENT BY BLSI ON
    ACTIVITY/MILESTONE   COMPLETION DATE   COMPLETION DATE    TERMINATION BY BA
    ------------------   ---------------   ---------------   ------------------
1.  [**]                       [**]              [**]               $[**]
2.  [**]                       [**]              [**]               $[**]
3.  [**]                       [**]              [**]               $[**]
4.  [**]                       [**]              [**]               $[**]
5.  [**]                       [**]              [**]               $[**]
6.  [**]                       [**]              [**]               $[**]
7.  [**]                       [**]              [**]               $[**]
8.  [**]                       [**]              [**]               $[**]
9.  [**]                       [**]              [**]               $[**]
10. [**]                       [**]              [**]               $[**]
11. [**]                       [**]              [**]               $[**]

* Target Completion Date and Outside Completion Date for this milestone will be [**] and [**] respectively [**].

                                    EXHIBIT F

                                MINIMUM ROYALTIES

The tables below set out the Minimum Royalties payable by BLSI to BA pursuant to
Section 4.5 of the Agreement. The Minimum Royalties are calculated based on annual sales forecasts that assume that the first Marketing Approval of the first Licensed Product will occur in the United States during the first six (6) months of the Year 1 followed one (1) year later by approval in the European Union. BLSI and BA agree that, commencing on January 2, 2009, this forecast will be reviewed and, if agreed by the parties, amended in a separate writing to reflect new market data, it being understood that BA shall be under no obligation to renegotiate the Minimum Royalties based on such review.

TABLE 1. UNITED STATES
($ [**])

                    YEAR 1   YEAR 2   YEAR 3   YEAR 4
                    ------   ------   ------   ------
Minimum Royalties    $[**]    $[**]    $[**]    $[**]

TABLE 2. KEY EUROPEAN COUNTRIES
($ [**])

                    YEAR 1   YEAR 2   YEAR 3   YEAR 4   YEAR 5
                    ------   ------   ------   ------   ------
Minimum Royalties    $[**]    $[**]    $[**]    $[**]    $[**]